Exhibit 5.1

ENERGY EXPLORATION TECHNOLOGIES, INC.

SERIES A PREFERRED STOCK

SUBSCRIPTION BOOKLET

FOR NEW MONEY INVESTORS AND CONVERTIBLE NOTE HOLDERS

APRIL 1, 2021

PLEASE COMPLETE AND SIGN ALL OF THE ATTACHED SIGNATURE PAGES AND

RETURN THEM ON DOCUSIGN OR BY EMAIL TO:

Teague Egan

Chief Executive Officer

Teague@EnergyX.com

+1 (954) 854-0696

ENERGY EXPLORATION TECHNOLOGIES, INC.

SERIES A PREFERRED STOCK

INSTRUCTIONS FOR SUBSCRIPTION

Each subscriber for Series A Preferred Stock in Energy Exploration Technologies, Inc. (including each holder of Convertible Notes) must do the following:

1.	Complete and sign the signature page for the Joinder to Purchase Agreement, Investor’s Rights Agreement, Voting Agreement, and Co-Sale Agreement.

2.	Provide a written confirmation from one of the following persons or entities that you are an “accredited investor” dated within the last three months:

(a) A registered broker-dealer;

(b) An investment adviser registered with the Securities and Exchange Commission;

(c) A licensed attorney who is in good standing under the laws of the jurisdictions in which he or she is admitted to practice law; or

(d) A certified public accountant who is duly registered and in good standing under the laws of the place of his or her residence or principal office.

3.

If you are investing new funds in the Series A Preferred Stock, make payment of the Subscription Amount set forth on the signature page for your Series A Preferred Stock by wire transfer in accordance with the wire transfer instructions attached hereto.

4.	Return the completed and signed Joinder and confirmation of accredited investor status to the Company.

Copies of the Series A Preferred Stock Purchase Agreement, Restated Certificate, Investors’ Rights Agreement, Voting Agreement and Co-Sale Agreement are included in this package.

For questions, please contact Teague Egan / 1 (954) 854-0696 / teague@energyx.com

NOTES:

If you are a holder of a Convertible Note, please fill in the legal name of the individual or entity who holds the Convertible Notes as the shares of Series A Preferred Stock need to be issued to that individual or entity.

When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a limited liability company, please sign full company name by duly authorized manager (if manager managed), member (if member managed) or, if applicable, officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE COMPANY MAY ACCEPT OR REJECT SUBSCRIPTIONS, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION. THE OFFERING IS OPEN ONLY TO ACCREDITED INVESTORS OF THE COMPANY AND IS MADE PURSUANT TO RULE 506 OF REGULATION D, EACH PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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In the event that the Company does not accept a subscription offer, the rejected subscription funds shall be returned to the subscriber, without interest thereon or deduction therefrom.

WIRE TRANSFER INSTRUCTIONS

ENERGY EXPLORATION TECHNOLOGIES, INC.

Energy Exploration Technologies Inc

65 Green Villas Drive #21

Dorado, PR 00646

Business Checking Account

Banco Popular (Puerto Rico)

209 Munoz Rivera Ave

Hato Rey, PR 00919

Routing #021502011

SWIFT code BPPRPRSX

Acct# 274-055513

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JOINDER TO

SERIES A PREFERRED STOCK PURCHASE AGREEMENT, INVESTORS’ RIGHTS AGREEMENT, VOTING AGREEMENT, AND CO-SALE AGREEMENT

ENERGY EXPLORATION TECHNOLOGIES, INC.

THIS JOINDER (this “Joinder”) is made and entered into as of the Effective Date (as defined below), by the undersigned purchaser (the “Purchaser”) of shares of the Series A Preferred Stock (the “Series A Preferred Stock”) of ENERGY EXPLORATION TECHNOLOGIES, INC., a Puerto Rico corporation (the “Company”).

RECITALS

A.

The Purchaser is purchasing shares of the Company’s Series A Preferred Stock on the terms and conditions of that certain Series A Preferred Stock Purchase Agreement dated on or about April 1, 2021 (the “Purchase Agreement”; capitalized terms used and not defined herein shall have the meaning assigned to such terms in the Purchase Agreement) among the Company, the Purchaser and the other investors party thereto; and

B.

The Purchaser is making a new money investment in the amount set forth on the signature page hereof for the purchase of the Company’s Series A Preferred Stock, or the Purchaser is the holder of Convertible Notes of the Company and has agreed to convert its Convertible Notes into the Company’s Series A Preferred Stock; and

C.

In connection with the Purchase Agreement and as a condition to the Purchaser becoming a “purchaser” thereunder, the Purchaser is required to become a party to the Purchase Agreement, Investors’ Rights Agreement, the Voting Agreement, and the Co-Sale Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser hereby represents, warrants and agrees with the Company as follows:

1.

Joinder to Purchase Agreement.    The Purchaser hereby adopts and joins into the Purchase Agreement and agrees that the Purchaser shall be a party to and a “Purchaser” thereunder for all purposes thereof. If the Purchaser is a Noteholder, the Purchaser consents and agrees to the conversion of its Convertible Notes pursuant to the terms of its Convertibles Notes and Section 1.2 of the Purchase Agreement.

2.

Joinder to Investors’ Rights Agreement.    The Purchaser hereby adopts and joins into the Investors’ Rights Agreement and agrees that the Purchaser shall be a party to and an “Investor” thereunder for all purposes thereof.

3.

Joinder to Voting Agreement.    The Purchaser hereby adopts and joins into the Voting Agreement and agrees that the Purchaser shall be bound by and subject to the terms of the Voting Agreement as an “Investor” and “Stockholder” thereunder for all purposes thereof.

4.	Joinder to Co-Sale Agreement. The Purchaser hereby adopts and joins into the Co-Sale Agreement and agrees that the Purchaser shall be a party to and an “Investor” thereunder for all purposes thereof.

5.

Effect of Joinder. This Joinder shall have the same force and effect as the execution and delivery of a counterpart signature pages to the Purchase Agreement, Investors’ Rights Agreement, Voting Agreement and/or Co-Sale Agreement.

6.

Counterparts.    This Joinder may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Signed counterparts of this Joinder may be delivered by facsimile and by scanned PDF or other electronic image, and the facsimile or scanned signature of any party shall be considered to have the same binding legal effect as an original signature.

7.

Effective Date.     Subject to acceptance hereof by the Company, the effective date (the “Effective Date”) of this Joinder shall be (a) in the case of a new money investment, the later of the Initial Closing under the Purchase Agreement and the execution hereof by the Purchaser, or (b) in the case of conversion of a Convertible Note, the Initial Closing under the Purchase Agreement.

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SUBSCRIPTION DETAILS

Convertible Noteholder:          Yes             No

Manner in Which Title is to be Held (check one):

         Individual Ownership

         Partnership

         Corporation

         Trust

         Limited Liability Company

         Other (please indicate)

New Money Subscription Amount: $                1

IN WITNESS WHEREOF, the Purchaser has executed this Joinder as of the date first above written.

Entity Signature:	Individual Signature:

By:
[Print Legal Name of Entity]	Name:

By:	Date:

Name:

Title:

Date:

FOR ENTITY OR INDIVIDUAL ADDRESS TO WHICH CORRESPONDENCE SHOULD BE DIRECTED:

Telephone:

Email:

ACCEPTED AND AGREED:

ENERGY EXPLORATION TECHNOLOGIES, INC.

By:

Name:	Teague Egan
Title:	Chief Executive Officer

[1]

Note: For new money investors, the purchase price per share is $4.90. The Company reserves the right to round up or down to the nearest whole number of shares. If you are a holder of Convertible Notes and are not investing new money, please fill in zero dollars ($0) for the Subscription Amount or leave blank.

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ENERGY EXPLORATION TECHNOLOGIES, INC.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

April 1, 2021

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5.4 Co-Sale Agreement	10
5.5 Voting Agreement	10

6. Miscellaneous	10
6.1 Survival of Warranties	10
6.2 Successors and Assigns	10
6.3 Governing Law	11
6.4 Counterparts	11
6.5 Titles and Subtitles	11
6.6 Notices	11
6.7 No Finder’s Fees	11
6.8 Amendments and Waivers	11
6.9 Severability	12
6.10 Delays or Omissions	12
6.11 Entire Agreement	12
6.12 Dispute Resolution	12
6.13 No Commitment for Additional Financing	13

Exhibit A	-	SCHEDULE OF PURCHASERS
Exhibit B	-	RESTATED CERTIFICATE INCORPORATION
Exhibit C	-	CAPITALIZATION TABLE
Exhibit D	-	INVESTORS’ RIGHTS AGREEMENT
Exhibit E	-	CO-SALE AGREEMENT
Exhibit F	-	VOTING AGREEMENT
Exhibit G	-	BUSINESS PLAN / RISK FACTORS
Schedule I	-	RULE 506(D) BAD ACTOR REPRESENTATIONS

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SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of April 1, 2021, by and among

ENERGY EXPLORATION TECHNOLOGIES, INC., a Puerto Rico corporation (the “Company”); and

The investors listed on Exhibit A attached to this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).

The parties hereby agree as follows:

1.    PURCHASE AND SALE OF PREFERRED STOCK.

1.1    Sale and Issuance of Series A Preferred Stock.

1.1.1    On or before the Initial Closing (as defined below), the Company shall adopt and file, or has already filed, with the Secretary of State of the Commonwealth of Puerto Rico the Third Amended and Restated Certificate of Incorporation in the form of Exhibit B attached to this Agreement (the “Restated Certificate”).

1.1.2    Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser (including each Purchaser who is a holder of Convertible Notes (as defined below) with respect to any shares being purchased by conversion of Convertible Notes at the Closing), that number of shares of Series A Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), set forth opposite each Purchaser’s name on Exhibit A, at a purchase price of $4.90 per share; provided that certain holders of Convertible Notes are converting into Series A Preferred Stock at a discounted purchase price as further set forth on the attached Exhibit A. The shares of Series A Preferred Stock issued to the Purchasers pursuant to this Agreement (including any shares issued at the Initial Closing and any Additional Shares, as defined below) shall be referred to in this Agreement as the “Shares.”

1.2    Closing; Delivery.

1.2.1    The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, on April 1, 2021, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

1.2.2    At each Closing or within a reasonable time following such Closing, the Company shall deliver to each Purchaser a certificate representing the Shares being purchased by such Purchaser at such Closing (i) against payment of the purchase price therefore by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of the Convertible Notes issued by the Company to such Purchaser on the dates and in the principal amounts set forth on Exhibit A (the “Convertible Notes”), including any unpaid interest thereon, or by any combination of such methods, all as specified on Exhibit A, and (ii) in the case of Shares being purchased by a Purchaser upon conversion of one or more Convertible Notes, upon surrender of such Convertible Notes by such Purchaser. Each holder of a Convertible Note (a “Noteholder”) hereby acknowledges and agrees that (x) Exhibit A accurately reflects the amount of unpaid principal and interest on such Noteholder’s Convertible Note as of March 31, 2021, and (y) notwithstanding anything to the contrary in the Convertible Notes, the Shares issuable upon conversion of such Noteholder’s Convertible Notes set forth on Exhibit A represent the entire number of Shares issuable to Noteholder upon conversion of such Noteholder’s Convertible Note and, upon issuance of such Shares, all principal, interest, conversion discounts and other obligations under such Convertible Note shall thereby be fully paid and discharged, and March 31, 2021 shall be the final day on which interest accrues under the Convertible Notes, all as specified on Exhibit A.

1.2.3    Notwithstanding the foregoing, as provided in the Convertible Notes, all the Convertible Notes will be converted into shares of the Series A Preferred Stock at the Closing, and the Noteholders are required to execute and deliver certain agreements as reasonably required by the Company. Until such time as a Noteholder has executed and delivered this Agreement and the other Transaction Agreements required to be executed and delivered by the Purchasers, such Noteholder may not enjoy or exercise any of the rights or remedies of the Purchasers under the Investors’ Rights Agreement, Co-Sale Agreement or Voting Agreement. The Company reserves the right, in its sole discretion, to determine a date after the Closing following which a Noteholder who has not executed and delivered this Agreement and the other Transaction Agreements shall be permanently barred from joining as a party to the Investors’ Rights Agreement, Co-Sale Agreement or Voting Agreement and enjoying or exercising the rights and remedies of a Purchaser thereunder.

1.3    Sale of Additional Shares of Series A Preferred Stock. After the Initial Closing, the Company may sell for new cash investment, on the same terms and conditions as those contained in this Agreement, additional Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) of Series A Preferred Stock (the “Additional Shares”), to one or more purchasers (the “Additional Purchasers”) reasonably acceptable to the Company, provided that (i) such subsequent sale is consummated prior to December 31, 2021, (ii) each Additional Purchaser becomes a party to the Transaction Agreements (as defined below), by executing and delivering a counterpart signature page to each of such Transaction Agreements, and (iii) the total amount raised in the Initial Closing plus all such additional Closings for new cash investment and the principal amount of Convertible Notes converted into Series A Preferred Stock shall be no more than Ten Million Dollars ($10,000,000) in the aggregate (the “Maximum Offering Size”). Exhibit A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares.

1.4    Use of Proceeds. In accordance with the directions of the Company’s Board of Directors, the Company will use the proceeds from the sale of the Shares as follows:

1.4.1    payments to UT Austin for sponsored research of $150K in Sept. 2021 and $200K in Sept. 2022;

1.4.2    payments to UT Austin as managing licensee for UT Austin, Monash and CSIRO to secure the exclusive license to patents owned by those entities relating to MOFs. (primarily reimbursement of UT Austin’s patent prosecution expenses);

1.4.3    monthly payments to ProfMOF (licensee of University of Oslo) necessary to keep ProfMOF working to develop new IP, and to keep the sublicensed Oslo patent rights, amount to around $10K per month and reimbursement of patent expenses relating to the licensed Oslo patents;

1.4.4    patent expenses for patent applications owned by EnergyX (fees and official costs billed by the patent lawyer James Brady and his firm);

1.4.5    legal fees and expenses of Investor and its affiliates in connection with the Investment in an amount not to exceed $25,000;

1.4.6    excess funds to implement the business plan disclosed to Purchasers and for general corporate purposes.

1.5    Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

1.5.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.5.2    “Bylaws” means the amended and restated bylaws of the Company, dated as of December 18, 2018.

1.5.3    “Code” means the Internal Revenue Code of 1986, as amended.

1.5.4    “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

1.5.5     “Co-Sale Agreement” means the agreement among the Company, the Purchasers, and certain other stockholders of the Company, dated as of the date of the Initial Closing, in the form of Exhibit E attached to this Agreement.

1.5.6    “Founders 1 Preferred Stock” means the Founders 1 Preferred Stock, par value $0.01, of the Company.

1.5.7    “Founders 2 Preferred Stock” means the Founders 2 Preferred Stock, par value $0.01, of the Company.

1.5.8    “Investors’ Rights Agreement” means the agreement among the Company and the Purchasers and certain other stockholders of the Company, dated as of the date of the Initial Closing, in the form of Exhibit D attached to this Agreement.

1.5.9    “Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge after reasonable investigation of Teague Egan.

1.5.10    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.5.11    “Preferred Stock” means the Founders 1 Preferred Stock, the Founders 2 Preferred Stock and the Series A Preferred Stock.

1.5.12    “Purchaser” means each of the Purchasers who is initially a party to this Agreement, any Noteholder who becomes a party to this Agreement after the Initial Closing as contemplated by Subsection 1.2(c), and any Additional Purchaser who becomes a party to this Agreement at a subsequent Closing under Subsection 1.3.

1.5.13     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.5.14    “Shares” means the shares of Series A Preferred Stock issued at the Initial Closing and any Additional Shares issued at a subsequent Closing under Subsection 1.3.

1.5.15    “Transaction Agreements” means this Agreement, the Investors’ Rights Agreement, the Co-Sale Agreement, and the Voting Agreement, each executed and delivered in connection with the Initial Closing.

1.5.16    “Voting Agreement” means the agreement among the Company, the Purchasers and certain other stockholders of the Company, dated as of the date of the Initial Closing, in the form of Exhibit F attached to this Agreement.

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated.

2.1    Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico. The Company has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company.

2.2    Capitalization.    Exhibit C attached hereto sets forth the capitalization of the Company immediately following the Initial Closing assuming gross proceeds to the Company of Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000), including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock; (ii) any SAFEs; (iii) any granted stock options; (iv) shares of Common Stock reserved for future award grants under the Equity Incentive Plan; (v) each series of Preferred Stock; (vi) Shares issuable upon conversion of the Convertible Notes; and (vii) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the outstanding Convertible Notes, (C) the rights provided in Section 4 of the Investors’ Rights Agreement, (D) pre-emptive rights granted to certain existing holders of Convertible Notes and/or capital stock, and (E) there are no outstanding options, warrants, SAFEs, rights (including conversion or preemptive rights, co-sale rights, drag along rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or any series of Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or any series of Preferred Stock. All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to transfer restrictions as set forth in the Bylaws requiring the approval of the Board of Directors.

2.3    Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Initial Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements, and the issuance and delivery of the Shares has been taken or will be taken prior to the Initial Closing. The Transaction Agreements, when executed and delivered by the Company and all other parties thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.4    Valid Issuance of Shares.

2.4.1    The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Subsection 2.5 (ii) below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Subsection 2.5 below, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws. There are no preemptive or similar rights directly or indirectly affecting the Company’s securities which will not be waived or otherwise satisfied as of the Closing Date.

2.4.2    No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

2.5    Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.6    Litigation. There is no action, suit or proceeding pending at law or in equity, or investigation known to the Company, before or by any court, public board or body, and to the best knowledge and information of the Company, no reasonable basis exists for any such action, suit, proceeding, or investigation, wherein an unfavorable decision, ruling or finding would materially and adversely affect the Company or the transactions contemplated by this Agreement.

2.7    Financial Statements. The Company has made available to the Purchaser copies of recent financial statements of the Company. Such financial statements: (a) have been audited (in the case of year-end financial statement) or compiled in accordance with accounting principles generally accepted in the United States of America.

2.8    Liabilities. Except as and to the extent set forth on or in the financial statements, and except for unknown contingent liabilities, the Company does not have any material liability or obligation, other than (i) liabilities and obligations incurred since the date of the most recent financial statements in the ordinary course of business, which in the aggregate are not material, (ii) liabilities and obligations incurred in connection with the transactions contemplated by the Transaction Documents, and (iii) liabilities and obligations for the matters disclosed in to the balance sheet included in the financial statements of the Company.

2.9    Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, county, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

3.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. EACH PURCHASER HEREBY REPRESENTS AND WARRANTS TO THE COMPANY, SEVERALLY AND NOT JOINTLY, THAT:

3.1    Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements to which it is a Party. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser and all other parties thereto, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2    Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

3.3    Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management, has had an opportunity to review the Company’s facilities and has received all of the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. The Purchaser has had an opportunity to read the business plan, and is aware of the risks, set forth in Exhibit G. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4    Restricted Securities/No Public Market. The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Investors’ Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.5    Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

3.5.1    “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

3.5.2    Any legend set forth in, or required by, the other Transaction Agreements.

3.5.3    Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.6    Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.7    No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.8    Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.9    Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is located is identified in the address or addresses of the Purchaser set forth on Exhibit A.

3.10    Bad Actor Representations and Covenants. Each Purchaser hereby represents and warrants to the Company that such Purchaser has not been convicted of any of the felonies or misdemeanors or has been subject to any of the orders, judgments, decrees or other conditions set forth in Rule 506(d) of Regulation D promulgated by the SEC, which are excerpted in their current form on Schedule I hereto. Each Purchaser covenants to provide immediate written notice to the Company in the event such Purchaser is convicted of any felony or misdemeanor or becomes subject to any order, judgment, decree or other condition set forth in Rule 506(d) of

Regulation D promulgated by the SEC, as may be amended from time to time. Each Purchaser covenants to provide such information to the Company as the Company may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) of Regulation D promulgated by the SEC, as may be amended from time to time.

3.11    Consent to Conversion of Convertible Notes. Each Noteholder hereby acknowledges and agrees that notwithstanding anything to the contrary in the Convertible Notes issued by the Company to such Noteholder on the dates and principal amounts set forth on Exhibit A, (x) the Shares issuable upon conversion of such Noteholder’s Convertible Notes set forth on Exhibit A represent the entire number of Shares issuable to such Noteholder upon conversion of such Noteholder’s Convertible Notes and, upon issuance of such Shares, all principal, interest, conversion discounts and other obligations under such Noteholder’s Convertible Notes shall thereby be fully paid and discharged, and (2) March 31, 2021, shall be the final day on which interest accrues under such Noteholder’s Convertible Notes, all as specified on Exhibit A. In addition, each Noteholder hereby consents and agrees to the conversion of the Convertible Notes notwithstanding that the net cash proceeds to be received by the Company at the Initial Closing may be less than the amount required for automatic conversion as required by the terms of its Convertible Notes. Further each Noteholder hereby waives any existing right to participate in the issuance of the Series A Preferred Stock other than the conversion of its Convertible Notes into Series A Preferred Stock.

4.    CONDITIONS TO THE PURCHASERS’ OBLIGATIONS AT CLOSING. The obligations of each Purchaser to purchase Shares at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1    Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.

4.2    Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3    Investors’ Rights Agreement. The Company and each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) and the other stockholders of the Company named as parties thereto shall have executed and delivered the Investors’ Rights Agreement.

4.4    Co-Sale Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Co Sale Agreement.

4.5    Voting Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

4.6    Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of the Government of Puerto Rico on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.7    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.8    Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities.

5.    CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company to sell Shares to the Purchasers at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1    Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2    Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3    Investors’ Rights Agreement. Each Purchaser shall have executed and delivered the Investors’ Rights Agreement.

5.4    Co-Sale Agreement. Each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Co-Sale Agreement.

5.5    Voting Agreement. Each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

6.    MISCELLANEOUS.

6.1    Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3    Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York, except to the extent that the laws of the Commonwealth of Puerto Rico are required to apply.

6.4    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.6. With respect to any notice given by the Company under any provision of the General Corporations Act of the Commonwealth of Puerto Rico or the Company’s Restated Certificate or Bylaws, as each may be amended from time to time, each party hereto hereby agrees that such notice may be given by facsimile or by e-mail as set forth in the preceding sentence.

6.7    No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8    Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company, and (i) the holders of at least a majority of the then-outstanding Shares, or (ii) for an amendment, termination or waiver effected prior to the Initial Closing, Purchasers obligated to purchase a majority of the Shares to be issued at the Initial Closing. Any amendment or waiver so effected shall be binding upon the Purchasers and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.9    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.10    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11    Entire Agreement. This Agreement and the Exhibits hereto, including the Restated Certificate, and other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly cancelled.

6.12    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY

DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

Subject to Section 6.7, each party will bear its own costs in respect of any disputes arising under this Agreement.

Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the United States District Court for the Southern District of New York or any court of the State of New York having subject matter jurisdiction.

6.13    No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares at the Initial Closing as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

ENERGY EXPLORATION TECHNOLOGIES, INC.

By:

Name: Title:	Teague Egan Chief Executive Officer

PURCHASER:

By:

Name:
Title:
Date:

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF PURCHASERS

Initial Closing: April 1, 2021

TO BE COMPLETED AFTER EACH CLOSING BY THE COMPANY

INVESTOR	SERIES A SHARES	PURCHASE PRICE

TOTAL:

CONVERTIBLE NOTES

INVESTOR / NOTEHOLDER	DATE OF NOTE	AMOUNT OF NOTE	PRINCIPAL AND INTEREST (TO BE CONVERTED)	SERIES A SHARES	PURCHASE PRICE(a)
Egan Global Management LLC	12-6-2019	$250,000	$250,000.00	86,060	$2.90
Egan Global Management LLC	3-11-2020	$150,000	$150,000.00	51,636	$2.90
Egan Global Management LLC	4-28-2020	$100,000	$100,000.00	34,424	$2.90
Egan Global Management LLC	5-29-2020	$5,000	$5,000.00	1,721	$2.90
Benny Freeman	6-1-2020	$25,000	$27,083.33	6,909	$3.92
Leigh Hocking	6-3-2020	$50,000	$54,138.89	13,811	$3.92
Thomas Anderson	7-3-2020	$30,000	$31,563.33	8,052	$3.92
Jared Grover	7-8-2020	$100,000	$105,113.89	26,815	$3.92
Jonathan O’Brien	7-7-2020	$25,000	$26,283.33	6,705	$3.92
Lithium Stock LLC	7-13-2020	$250,000	$262,541.67	66,975	$3.92
RNN Ventures EnergyX	9-10-2020	$845,140	$873,452.19	281,885	$3.10
Helios Holdings IV	8-12-2020	$165,190	$172,545.54	44,017	$3.92
Jonathan Christodoro	7-16-2020	$25,000	$26,239.58	6,694	$3.92

TOTAL		$2,020,330	$2,083,961.76	635,704

(a)	Certain amounts rounded in schedule.

EXHIBIT A

EXHIBIT B

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ENERGY EXPLORATION TECHNOLOGIES INC.

ENERGY EXPLORATION TECHNOLOGIES INC., a corporation organized and existing under and by virtue of the provisions of the General Corporations Act of the Commonwealth of Puerto Rico (the “Corporation”),

DOES HEREBY CERTIFY:

1.    That the name of the Corporation is Energy Exploration Technologies Inc., and that the Corporation was originally incorporated pursuant to the General Corporations Act (the “General Corporations Act”) by the filing of its original Certificate of Incorporation with the Department of State of the Government of Puerto Rico on December 18, 2018 (the “Original Certificate”).

2.    That the Corporation amended and restated the Original Certificate in its entirety by filing an Amended and Restated Certificate of Incorporation with the Department of State of the Government of Puerto Rico on May 8, 2019 (the “First Amended Certificate”).

3.    That the Corporation amended and restated the First Amended Certificate in its entirety by filing a Second Amended and Restated Certificate of Incorporation with the Department of State of the Government of Puerto Rico on November 4, 2020 (the “Second Amended Certificate”).

3.    That the Board of Directors duly adopted resolutions proposing to amend and restate the Second Amended Certificate, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Second Amended Certificate be amended and restated in its entirety to read as set forth on EXHIBIT A attached hereto.

4.    That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 3657 of the General Corporations Act.

5.    That this Third Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Second Amended Certificate, has been duly adopted in accordance with Sections 3682 and 3685 of the General Corporations Act.

1 – EXHIBIT B

IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on                     , 2021, and I, the undersigned, do certify that the facts herein stated are true.

By:
Teague Egan
Chief Executive Officer

2 – EXHIBIT B

EXHIBIT B

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ENERGY EXPLORATION TECHNOLOGIES, INC.

FIRST: The name of this corporation is Energy Exploration Technologies Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the Commonwealth of Puerto Rico is 1064 Ponce de Leon, Suite 200, San Juan, Puerto Rico 00907. The name of its registered agent at such address is Giovanni Mendez.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporations Act of Puerto Rico (the “General Corporations Act”).

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty Four Million (34,000,000) shares, consisting of two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. This Corporation is authorized to issue Twenty Six Million (26,000,000) shares of Common Stock, $0.01 par value per share, and Eight Million (8,000,000) shares of Preferred Stock, $0.01 par value per share, Three Million Five Hundred Thousand (3,500,000) shares of which are designated “Founders 1 Preferred Stock”, Thirty One Thousand Three Hundred (31,300) shares of which are designated “Founders 2 Preferred Stock”, and Two Million Six Hundred Thousand (2,600,000) shares of which are designated “Series A Preferred Stock”.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.    COMMON STOCK

1.    General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.    Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the General Corporations Act. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 3682(b)(2) of the General Corporations Act.

3 - EXHIBIT B

B.    PREFERRED STOCK

The rights, preferences, powers, privileges, restrictions, qualifications and limitations of the Founders 1 Preferred Stock, the Founders 2 Preferred Stock and the Series A Preferred Stock (collectively referred to as the “Series Preferred Stock”) are as set forth below in this Part B of this Fourth Article. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Fourth Article refer to sections and subsections of Part B of this Fourth Article.

1.    Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock ) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Series Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series Preferred Stock in an amount at least equal to that dividend per share of Series Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend.

2.    Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1    Preferential Payments to Holders of Series Liquidation Preference Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Founders 1 Preferred Stock and Series A Preferred Stock (collectively, the “Series Liquidation Preference Stock”) then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Series Liquidation Preference Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of Founders 2 Preferred Stock, Common Stock or any other class ranking junior in right of payment to the Series Liquidation Preference Stock by reason of their ownership thereof, an amount per share equal to (i) in the case of the Founders 1 Preferred Stock, the sum of $0.15 (the “Original Founders 1 Issue Price”) for each outstanding share of Founders 1 Preferred Stock and an amount equal to all accrued but unpaid dividends on such share and (ii) in the case of the Series A Preferred Stock, the sum of $4.90 (the “Original Series A Issue Price”) for each outstanding share of Series A Preferred Stock and an amount equal to all accrued but unpaid dividends on such share. The term “Original Founders 2 Issue Price” means the sum of $0.15. Each of the Original Founders 1 Issue Price, the Original Founders 2 Issue Price and the Original Series A Issue Price may be referred to herein as an “Original Issue Price” and shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with

4 - EXHIBIT B

respect to the Series Liquidation Preference Stock. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series Liquidation Preference Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series Liquidation Preference Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2    Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all preferential amounts required to be paid to the holders of shares of Series Liquidation Preference Stock provided for in Subsection 2.1, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to holders of Series Liquidation Preference Stock pursuant to Subsection 2.1 or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of the shares of Founders 2 Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of this Certificate of Incorporation immediately prior to such liquidation, dissolution or winding up of the Corporation.

2.3    Series Liquidation Amount. Notwithstanding Subsections 2.1 and 2.2 above, for purposes of determining the amount each holder of shares of Series Liquidation Preference Stock is entitled to receive with respect to any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or, in the case of a Deemed Liquidation Event, for purposes of determining the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds, as applicable, each such holder of shares of Series Liquidation Preference Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of Series Liquidation Preference Stock into shares of Common Stock immediately prior to any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such Series Liquidation Preference Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Series Liquidation Preference Stock into Common Stock pursuant to this Subsection 2.3, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of such Series Liquidation Preference Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock. The aggregate amount which a holder of a share of Series Liquidation Preference Stock is entitled to receive under Subsections 2.1, 2.2 and 2.3 is hereinafter referred to as the “Series Liquidation Amount.”

2.4    Deemed Liquidation Events.

2.4.1    Definition. Each of the following events shall be considered a “Deemed Liquidation Event” (unless the holders of Series Preferred Stock, by written consent or affirmative vote of such holders representing at least two thirds (2/3) of the outstanding Series

5 - EXHIBIT B

Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be), together as a single class and on an as-converted to Common Stock basis, determine otherwise):

(a)    a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b)    the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

(c)    a Change of Control (as defined below) involving the transfer of outstanding shares of capital stock or the issuance of unissued capital stock, in a single transaction or related series of transactions, to one or more persons who following such transaction(s) hold a majority of the outstanding voting stock of the Corporation and which is approved by the Board of Directors and/or or the stockholders of the Corporation and/or with respect to which the Corporation is party.

2.4.2    Effecting a Deemed Liquidation Event.

(a)    The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid to the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3.

(b)    In the event of a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(ii) or 2.4.1(b), the Corporation shall either (i) effect a dissolution of the Corporation under the General Corporations Act within ninety (90) days after such Deemed Liquidation Event, or (ii) within one hundred twenty (120) days after such Deemed Liquidation Event, use the consideration received by the Corporation in such Deemed Liquidation Event (net

6 - EXHIBIT B

of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation, which shall include the approval of at least one Founders 1 Director (to the extent a Founders 1 Director is then serving on the Board of Directors)), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Puerto Rico law governing distributions to stockholders (the “Available Proceeds”), to redeem all outstanding shares Series Liquidation Preference Stock at a price per share equal to the applicable Series Liquidation Amount for such series. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series Liquidation Preference Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series Liquidation Preference Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Puerto Rico law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 2.4.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

(c)    The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.4.1(c) unless the agreement for such transaction (the “Stock Purchase Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid to the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3.

2.4.3    Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation, which shall include the approval of at least one Founders 1 Director (to the extent a Founders 1 Director is then serving on the Board of Directors).

2.4.4    Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.4.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement or Stock Purchase Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes

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of this Subsection 2.4.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3.    Voting.

3.1    General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), including any matter to be consented to or voted upon by separate class vote or on an as-converted basis, each holder of outstanding shares of Founders 1 Preferred Stock and Founders 2 Preferred Stock shall be entitled to cast the number of votes equal to fifty (50) times the number of whole shares of Common Stock into which the shares of Founders 1 Preferred Stock or Founders 2 Preferred Stock, as applicable, held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.    The number of authorized shares of any Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 3682(b)(2) of the General Corporations Act. Except as provided by law or by the other provisions of this Certificate of Incorporation, holders of Series Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

3.2    Election of Directors. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series Preferred Stock), voting together as a single class, shall be entitled to elect the directors of the Corporation, except that (x) the holders of record of the shares of Founders 1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect three (3) directors of the Corporation (the “Founders 1 Directors”), and (y) if and to the extent provided in the Voting Agreement dated on or about the filing of this Certificate of Incorporation (the “Voting Agreement”), as amended from time to time, either the specified holder(s) of record of the shares of Series A Preferred Stock or the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, as applicable, shall be entitled to elect one (1) director of the Corporation (the “Series A Director”). Any director, other than the Founders 1 Directors and the Series A Director, may be removed without cause by, and only by, the affirmative vote of the holders of record of the shares of the series or class of voting securities entitled to elect such director given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. The Founder Series 1 Directors may be removed without cause by, and only by, the affirmative vote or consent of the holders of record of the Founders 1 Preferred Stock, voting or consenting, as applicable, exclusively as a separate class. The Series A Director may be removed (i) without cause by the affirmative vote of the holders of record of the Series A Preferred Stock, voting or consenting, as applicable, exclusively as a separate class, (ii) without cause by the affirmative vote or consent of the holders of record of the Founders 1 Preferred Stock, voting or consenting, as applicable, exclusively as a separate class, if the holders of the Series A Preferred Stock are no

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longer entitled to elect a director of the Corporation pursuant to the Voting Agreement, or (iii) by the affirmative vote or consent of the holders of record of the Founders 1 Preferred Stock, voting or consenting, as applicable, exclusively as a separate class, if such holders reasonably determine that cause exists for removal of the Series A Director. If the stockholders fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the applicable stockholders elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. Notwithstanding the foregoing provisions of this Subsection 3.2 or any other provision to the contrary contained herein, if, following the filing of this Certificate of Incorporation there are issued and outstanding less than one million (1,000,000) shares of Founders 1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Founders 1 Preferred Stock), all of the directors of the Corporation shall be elected by the holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Founders 1 Preferred Stock and the Series A Preferred Stock), voting together as a single class and on an as-converted to Common Stock basis.

3.3    Founders Preferred Stock Protective Provisions. At any time when at least one million (1,000,000) shares, collectively, of the Founders 1 Preferred Stock and Founders 2 Preferred Stock (collectively, the “Founders Preferred Stock”) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Founders Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of holders of Founders Preferred Stock representing at least a majority of the outstanding Founders Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class and on an as-converted to Common Stock basis (the “Required Founders Preferred Consent”), and any such act or transaction entered into without such Required Founders Preferred Consent shall be null and void ab initio, and of no force or effect.

3.3.1    agree to or consummate a Change of Control (as defined below), declare bankruptcy, voluntarily liquidate or voluntarily wind-up or dissolve the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

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3.3.2    amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws (as amended, restated or otherwise modified from time to time pursuant to the provisions hereof, the “Bylaws”) of the Corporation in a manner that adversely affects the powers, preferences or rights of the Founders Preferred Stock;

3.3.3    (i) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, including securities convertible into any class or series of capital stock, unless the same ranks junior to the Founders 1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or (ii) increase the authorized number of shares of Founders 1 Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock of the Corporation unless the same ranks junior to the Founders 1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

3.3.4    (i) reclassify, alter or amend any security of the Corporation that is pari passu with the Founders 1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Founders 1 Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any security of the Corporation that is junior to the Founders 1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Founders 1 Preferred Stock in respect of any such right, preference or privilege;

3.3.5    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at a price no greater than the then-current fair market value thereof, or (iv) as approved by the Board of Directors, including the approval of at least one Founders 1 Director (to the extent a Founders 1 Director is then serving on the Board of Directors);

3.3.6    create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

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3.3.7    increase or decrease the authorized number of directors constituting the Board of Directors, except as approved in advance by the Board of Directors, including the approval of at least one Founders 1 Director (to the extent a Founders 1 Director is then serving on the Board of Directors);

3.3.8    increase the number of shares reserved under any of the Corporation’s incentive stock option plans or other equity compensation plans, except as approved in advance by the Board of Directors, including the approval of at least one Founders 1 Director (to the extent a Founders 1 Director is then serving on the Board of Directors);

3.3.9    hire, establish or change the compensation plan or issue new options or shares to any member of the executive management team if such action has not been approved in advance by the Board of Directors, including the approval of at least one Founders 1 Director (to the extent a Founders 1 Director is then serving on the Board of Directors);

3.3.10    enter into any acquisitions by the Corporation or enter into any joint venture or invest in any other business entity other than a wholly owned subsidiary; or

3.3.11    enter into any type of transaction that involves a change of ownership of the intellectual property of the Corporation (other than ordinary course of business, non-exclusive licenses).

As used herein, a “Change of Control” means a merger or consolidation (other than one in which stockholders of the Corporation prior to the merger or consolidation own a majority by voting power of the outstanding shares of the surviving or acquiring corporation); or the transfer of outstanding shares of capital stock or the issuance of unissued capital stock, in a single transaction or related series of transactions, to one or more persons who following such transaction(s) hold a majority of the outstanding voting stock of the Corporation; or a sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation. Notwithstanding the foregoing, a “Change of Control” shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or any combination thereof.

4.    Optional Conversion.

The holders of the Series Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1    Right to Convert.

4.1.1    Conversion Ratio. Each share of Series Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof into an aggregate number of fully paid and non-assessable shares of Common Stock as is determined by dividing Original Issue Price for such series by the Conversion Price (as defined below) applicable to such series in effect at the time of conversion.    As of the filing of this Certificate of Incorporation, the “Conversion Price” per share for the Founders 1 Preferred Stock shall be the Original Founders 1 Issue Price, the

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“Conversion Price” per share for the Founders 2 Preferred Stock shall be the Original Founders 2 Issue Price and the “Conversion Price” per share for the Series A Preferred Stock shall be the Original Series A Issue Price. The Conversion Price and the rate at which shares of a series of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2    Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series Preferred Stock.

4.2    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the aggregate number of shares of Common Stock issuable upon such conversion.

4.3    Mechanics of Conversion.

4.3.1    Notice of Conversion. In order for a holder of Series Preferred Stock to voluntarily convert shares of Series Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation at its principal office that such holder elects to convert all or any number of such holder’s shares of Series Preferred Stock and, if applicable, any event on which such conversion is contingent and (b) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Series Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation), at the principal office of the Corporation. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the Corporation of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Series Preferred Stock, or to his, her or its nominee or nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and, if applicable, a certificate for the number of shares of Series Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion, and (iii) pay all declared but unpaid dividends on the shares of Series Preferred Stock converted.

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4.3.2    Reservation of Shares. The Corporation shall at all times when the Series Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

4.3.3    Effect of Conversion. All shares of Series Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Series Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series.

4.3.4    No Further Adjustment. Upon any such conversion, no adjustment to the applicable Conversion Price shall be made for accrued and unpaid dividends or any declared but unpaid dividends on the Series Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5    Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4    Certain Definitions; Waiver of Adjustments.

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4.4.1    For purposes of this Fourth Article, the following definitions shall apply:

(a)    “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)    “Original Issue Date” shall mean the date on which the first share of the applicable series of Preferred Stock was issued.

(c)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)    “Exempted Securities” shall mean, collectively, the following shares of Common Stock and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities:

(i)    shares of Common Stock issued upon conversion of Series Preferred Stock and/or accrued and unpaid dividends;

(ii)    shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series Preferred Stock;

(iii)    shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iv)    shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including the approval of at least one of the Founders 1 Directors (to the extent a Founders 1 Director is then serving on the Board of Directors);

(v)    shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(vi)    shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including the approval of at least one of the Founders 1 Directors (to the extent a Founders 1 Director is then serving on the Board of Directors);

(vii)    shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the

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provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation, including the approval of at least one of the Founders 1 Directors (to the extent a Founders 1 Director is then serving on the Board of Directors); or

(viii)    shares of Common Stock, Options or Convertible Securities issued in connection with technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, including the approval of at least one of the Founders 1 Directors (to the extent a Founders Series 1 Director is then serving on the Board of Directors).

4.4.2    No Adjustment of Conversion Price. No adjustment in the Conversion Price for a series of Preferred Stock shall be made as the result of the issuance or deemed issuance of additional shares of Common Stock if the Corporation receives written notice from holders of such series of Preferred Stock representing at least a majority of the outstanding shares of such series agreeing that no adjustment shall be made in connection therewith.

4.5    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the applicable Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price for such series in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the applicable Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price for the applicable series in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the applicable Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price for such series in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the applicable series then in effect by a fraction: (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

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Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price shall be adjusted pursuant to this Subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of applicable Series Preferred Stock had been converted into Common Stock on the date of such event.

4.7    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for the applicable series shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series Preferred Stock (together with accrued and unpaid dividends thereon) had been converted into Common Stock on the date of such event.

4.8    Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.4, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation, including the approval of at least one of the Founders 1 Directors (to the extent a Founders 1 Director is then serving on the Board of Directors)) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series Preferred Stock.

4.9    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price for the applicable pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with

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the terms hereof and furnish to each holder of Series Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Conversion Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series Preferred Stock.

4.10    Notice of Record Date. In the event:

(a)    the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series Preferred Stock and the Common Stock. Such notice shall be sent at least five (5) days prior to the record date or effective date for the event specified in such notice.

5.    Mandatory Conversion.

5.1    Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least Fifty Dollars ($50) per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20,000,000 of gross proceeds to the Corporation, or (b) the date and time, or the occurrence of an event, specified by (i) the Required Founders Preferred Consent and (ii) the holders of Series A Preferred Stock, by written consent or affirmative vote of such

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holders representing at least a majority of the outstanding Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be), as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Series Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.2    Procedural Requirements. All holders of record of shares of Series Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series Preferred Stock subject to mandatory conversion pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominee or nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof; (b) pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion; and (c) pay all declared but unpaid dividends on the shares of Series Preferred Stock converted. Such converted Series Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series.

6.    Redemption. Except as provided in Section 2.4.2(b) following a Deemed Liquidation Event or as may otherwise be provided in a written agreement between this Corporation and a holder of shares of Series Preferred Stock, neither this Corporation nor the holders of shares of Series Preferred Stock shall have the unilateral right to call or redeem or cause to have called or redeemed any shares of Series Preferred Stock.

7.    Waiver. Except as otherwise provided herein and except for provisions applicable solely to specific series or a group of specific series of Series Preferred Stock, any of

18 - EXHIBIT B

the rights, powers, preferences and other terms of the Series Preferred Stock set forth herein may be waived on behalf of all holders of Series Preferred Stock by the affirmative written consent or vote of the holders of Series Preferred Stock representing at least a majority of the outstanding Series Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be), exclusively as a single class and on an as-converted basis. Except as otherwise provided herein, any of the rights, powers, preferences and other terms of a specific series or a group of specific series of Series Preferred Stock set forth herein may be waived on behalf of all holders of such specific series or a group of specific series of Series Preferred Stock by the affirmative written consent or vote of the holders of such specific series or a group of specific series representing at least a majority of the outstanding shares of such specific series or a group of specific series, given in writing or by vote at a meeting, consenting or voting (as the case may be), as a single class and, in the case of a group of specific series, on an as-converted to Common Stock basis.

8.    Notices. Any notice required or permitted by the provisions of this Fourth Article to be given to a holder of shares of Series Preferred Stock shall be mailed, postage prepaid, to the post office address of such holder last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporations Act, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by this Certificate of Incorporation or Bylaws of the Corporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation as of the filing of this Certificate of Incorporation Time shall be four (4) and may thereafter be increased or decreased (but not to be less than four (4) ) in the manner set forth herein and in the Bylaws of the Corporation. Each director shall be entitled to one vote on each matter presented to the Board of Directors; provided, however, that, so long as the holders of Founders 1 Preferred Stock are entitled to elect at least one Founders 1 Director, the affirmative vote of at least one Founders 1 Director shall be required for any authorization by the Board of Directors which requires the approval of such Founders 1 Director pursuant to the provisions of this Certificate of Incorporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the Commonwealth of Puerto Rico, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the Commonwealth of Puerto Rico at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporations Act or any other law of the Commonwealth of Puerto Rico is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporations Act as so amended.

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Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH:    To the fullest extent permitted by applicable law, the Corporation shall provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of the Corporation (and any other persons to which General Corporations Act permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 3568 of the General Corporations Act.

The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers, employees and other persons under the provisions of this Article Tenth or the documents referred to in this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or increase the liability of any person with respect to any acts or omissions of such person occurring prior to, such repeal or modification. The rights provided hereunder shall inure to the benefit of the person entitled to the benefit thereof and such person’s heirs, executors and administrators.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation while such Covered Person is performing services in such capacity. Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability. Notwithstanding anything to the contrary contained elsewhere in this Certificate of Incorporation, the affirmative vote of the holders representing the Required Founders Preferred Consent will be required to amend or repeal, or to adopt any provisions inconsistent with this Article Eleventh.

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TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, any court of competent jurisdiction in the Commonwealth of Puerto Rico shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the General Corporations Act or this Certificate of Incorporation or Bylaws of the Corporation or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of clauses (i) through (iv) above, any claim as to which a court of competent jurisdiction in the Commonwealth of Puerto Rico determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court of competent jurisdiction in the Commonwealth of Puerto Rico, or for which such court does not have subject matter jurisdiction. If any provision or provisions of this Article Twelfth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each portion of any sentence of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

*    *    *

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EXHIBIT C

CAPITALIZATION TABLE

Energy Exploration Technologies, Inc Summary Capitalization Table Pro Forma $8.25 million Preferred Series A As of April 1, 2021

	Authorized	Shares Issued and Outstanding	Fully Diluted Shares	Fully Diluted Ownership	Cash Raised
Common Stock classes
Common Stock	26,000,000	7,817,157	7,817,157	53.6031%	$1,493,819

Total Common Stock issued and outstanding			7,817,157	53.6031%	$1,493,819

Preferred Stock classes
Founders - 1 Preferred Stock	3,500,000	3,500,000	3,500,000	23.9999%	$525,000
Founders - 2 Preferred Stock	31,300	31,300	31,300	0.2146%	$0
Preferred - Series A Stock	2,600,000	2,329,941	2,329,941	15.9767%	$10,377,962

Total Preferred Stock issued and outstanding			5,861,241	40.1912%	$10,902,962

Convertibles
SAFE
Convertible Notes

Total Convertibles issued				0.0000%	$0

2019 Equity Incentive Plan	2,500,000

RSAs not purchased
Options and RSUs issued and outstanding			905,000	6.2057%
Shares available for issuance under the plan	645,000

Totals			14,583,398	100.0000%	$12,396,781

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EXHIBIT D

ENERGY EXPLORATION TECHNOLOGIES, INC.

INVESTORS’ RIGHTS AGREEMENT

April 1, 2021

i

Schedule A - Schedule of Investors

ii

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of April 1 2021, by and among ENERGY EXPLORATION TECHNOLOGIES, INC., a Commonwealth of Puerto Rico corporation (the “Company”);

Each of the investors listed on Schedule A (each, an “Investor” and collectively the “Investors”); and

Any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 5.9 hereof.

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Series A Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”);

WHEREAS, among the conditions to the consummation of the transactions contemplated in the Purchase Agreement is the entry into this Investor Rights Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.    Definitions. For purposes of this Agreement:

1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2    “Board of Directors” means the board of directors of the Company.

1.3    “Certificate of Incorporation” means the Company’s Third Amended and Restated Certificate of Incorporation, as further amended from time to time.

1.4    “Common Stock” means shares of the Company’s Common Stock, par value $0.01 per share.

1.5    “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the business of renewable energy, including lithium extraction, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20)% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the Board of Directors of any Competitor.

1.6    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.7    “Egan Global” means Egan Global Management LLC, a Puerto Rico limited liability company.

1.8    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9    “Excluded Registration” means (a) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.10    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.11    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.12    “Founders 1 Preferred Stock” means the Founders 1 Preferred Stock, par value $0.01, of the Company.

1.13    “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.14    “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.15    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

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1.16    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.17    “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.18    “Key Employee” means any executive-level employee (including, division director and vice president-level positions) as well as any employee or consultant who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.19    “Major Investor” means Egan Global and any other Investor that, individually or together with such Investor’s Affiliates, holds at least two hundred thousand (200,000) shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.20    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.21    “Preferred Stock” means, collectively, shares of the Founders 1 Preferred Stock, Series A Preferred Stock and each future series of preferred stock issued by the Company.

1.22    “Registrable Securities” means (a) the Common Stock issuable or issued upon conversion of the Preferred Stock; (b) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (c) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (a) and (b) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 5.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.11 of this Agreement.

1.23    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.24    “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.10(b) hereof.

1.25    “SEC” means the Securities and Exchange Commission.

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1.26    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.27    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.28    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.29    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.5.

1.30    “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.01 per share.

2. Registration Rights. The Company covenants and agrees as follows:

2.1    Company Registration; Piggy Back Rights. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.2, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.1 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.5.

2.2    Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.1, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders seeking to sell Registrable Securities in such offering accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested

4 - EXHIBIT D

to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.2 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.3    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)    furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

5 - EXHIBIT D

(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)    promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors and all other Persons subject to such policy may implement a trading program under Rule 10b5-1 of the Exchange Act.

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2.4    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.5    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders not to exceed $25,000 in the aggregate per registration (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.6    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.7    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

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(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.7(b) and 2.7(c) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Subsection 2.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is

8 - EXHIBIT D

appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.7(c), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.7(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.8    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may

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be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.9    “Market Stand-off” Agreement(a) . Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports, and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), or ninety (90) days in the case of any registration other than the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering. The foregoing provisions of this Subsection 2.9 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.9 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.10    Restrictions on Transfer.

(a)    The Preferred Stock, and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure

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compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)    Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.10(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.10.

(c)    The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to affect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any

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transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.10. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.10(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.11    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 shall terminate upon the earliest to occur of:

(a)    the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation;

(b)    such time after consummation of an IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c)    the fifth (5th) anniversary of the IPO.

3.    Information.

3.1    Delivery of Financial Statements8.1 . The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Investor is a Competitor of the Company:

(a)    as soon as practicable, but in any event within one hundred fifty (150) days after the end of each fiscal year of the Company, commencing with fiscal year 2020: (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements to be audited and certified by independent public accountants selected by the Company; and

(b)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Board determines to provide to its Investors from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

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If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2    Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3    Expenses of Counsel(a) . In the event of a transaction which is a Sale of the Company (as defined in the Voting Agreement of even date herewith among the Investors, the Company and the other parties named therein), the reasonable fees and disbursements, not to exceed $25,000, of one counsel for the Major Investors (“Investor Counsel”), in their capacities as stockholders, shall be borne and paid by the Company. At the outset of considering a transaction which, if consummated would constitute a Sale of the Company, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute the Sale of the Company. The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one or more of the other parties to such transaction(s). In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to

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enter into a confidentiality agreement and/or joint defense agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.

4.    Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

5.    Miscellaneous.

5.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate of a Holder; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (c) after such transfer, holds at least one hundred thousand (100,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.9. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (x) that is an Affiliate or stockholder of a Holder; (y) who is a Holder’s Immediate Family Member; or (z) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving

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notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.2    Governing Law. This Agreement shall be governed by the internal law of the State of New York, except to the extent that the laws of the Commonwealth of Puerto Rico are required to apply, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

5.3    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5    Notices.

(a)    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 5.5.

(b)    Each Investor consents to the delivery of any stockholder notice pursuant to the General Corporations Act of the Commonwealth of Puerto Rico (the “PGCA”), as amended or superseded from time to time, by electronic transmission pursuant to the PGCA (or any successor thereto) at the electronic mail address or the facsimile number [set forth below such Investor’s name on the Schedules hereto, as updated from time to time by notice to the Company, or] as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such

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attempted Electronic Notice shall be ineffective and deemed to not have been given. Each Investor agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

5.6    Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.11(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.11(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion and (b) any section of this Agreement applicable to the Major Investors (including this clause (b) of this Subsection 5.6) may not be amended, modified, terminated or waived without the written consent of the holders of at least a majority of the Registrable Securities then outstanding and held by the Major Investors. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Subsection 5.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 5.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

5.7    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

5.8    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.

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5.9    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series A Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Series A Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

5.10    Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) and the Company’s Certificate of Incorporation and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

5.11    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware, and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party will bear its own costs in respect of any disputes arising under this Agreement.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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5.12    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[SIGNATURE PAGE FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY: ENERGY EXPLORATION TECHNOLOGIES, INC.

By:
Name: Teague Egan Title: Chief Executive Officer

INVESTOR:

By:

Name:

Title:

Date:

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

INVESTORS

INVESTOR	SHARES OF SERIES A PREFERRED STOCK
Egan Global Management LLC Dorado Beach Resort 65 Green Villas Drive #21 Dorado, PR 00646 Attn: Teague Egan Email: teague@energyx.com

TOTAL

TO BE COMPLETED AFTER INITIAL CLOSING BY THE COMPANY

EXHIBIT E

ENERGY EXPLORATION TECHNOLOGIES, INC.

CO-SALE AGREEMENT

April 1, 2021

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

Schedule A    -    Investors

Schedule B    -    Key Holders

i

CO-SALE AGREEMENT

THIS CO-SALE AGREEMENT (this “Agreement”), is made as of April 1, 2021, by and among ENERGY EXPLORATION TECHNOLOGIES, INC., a Commonwealth of Puerto Rico corporation (the “Company”), the Investors (as defined below) listed on Schedule A and the Key Holders (as defined below) listed on Schedule B.

RECITALS

WHEREAS, each Key Holder is the beneficial owner of the number of shares of Capital Stock set forth opposite the name of such Key Holder on Schedule B;

WHEREAS, the Company and the Investors are parties to a certain Series A Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, among the conditions to the consummation of the transactions contemplated by the Purchase Agreement is the entry into this Agreement.

NOW, THEREFORE, the Company, the Key Holders and the Investors agree as follows:

1.    Definitions.

“Affiliate” means, with respect to any specified Investor, any other Investor who directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any general partner, managing member, officer or director of such Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Investor.

“Board of Directors” means the board of directors of the Company.

“Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock, and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Key Holder, any Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by an Investor or Key Holder (or any other calculation based thereon), all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then applicable conversion ratio.

“Change of Control” means a transaction or series of related transactions in which an individual or entity (each, a “Person”), or a group of Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

“Common Stock” means shares of the Company’s Common Stock, par value $0.01 per share.

“Founders 1 Preferred Stock” means the Founders 1 Preferred Stock, par value $0.01, of the Company.

“Investors” means the persons named on Schedule A hereto, each Person to whom the rights of an Investor are assigned pursuant to Subsection 6.9, each Person who hereafter becomes a signatory to this Agreement pursuant to Subsection 6.11 and any one of them, as the context may require.

“Key Holders” means the persons named on Schedule B hereto, each Person to whom the rights of a Key Holder are assigned pursuant to Subsection 3.1, each Person who hereafter becomes a signatory to this Agreement pursuant to Subsection 6.9 or 6.16 and any one of them, as the context may require.

“Preferred Stock” means, collectively, shares of the Founders 1 Preferred Stock, Series A Preferred Stock and each future series of preferred stock issued by the Company.

“Proposed Key Holder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any Key Holder.

“Proposed Transfer Notice” means written notice from a Key Holder setting forth the terms and conditions of a Proposed Key Holder Transfer.

“Prospective Transferee” means any person to whom a Key Holder proposes to make a Proposed Key Holder Transfer.

“Restated Certificate” means the Company’s Third Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

“Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Key Holder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.01 per share.

“Transfer Stock” means shares of Capital Stock owned by a Key Holder, or issued to a Key Holder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), but does not include any shares of Series A Preferred Stock or of Common Stock that are issued or issuable upon conversion of Series A Preferred Stock.

2.    Agreement Among the Company, the Investors and the Key Holders.

2.1    Right of Co-Sale.

(a)    Exercise of Right. If any Transfer Stock subject to a Proposed Key Holder Transfer is to be sold to a Prospective Transferee in a transaction that constitutes a Change

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of Control, each respective Investor may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Key Holder Transfer as set forth in Subsection 2.1(b) below and, subject to Subsection 2.1(d), otherwise on the same terms and conditions specified in the Proposed Transfer Notice. Each Investor who desires to exercise its Right of Co-Sale (each, a “Participating Investor”) must give the selling Key Holder written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Participating Investor shall be deemed to have effectively exercised the Right of Co-Sale.

(b)    Shares Includable. Each Participating Investor may include in the Proposed Key Holder Transfer all or any part of such Participating Investor’s Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Key Holder Transfer by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Participating Investor immediately before consummation of the Proposed Key Holder Transfer and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Participating Investors immediately prior to the consummation of the Proposed Key Holder Transfer, plus the number of shares of Transfer Stock held by the selling Key Holder. To the extent one (1) or more of the Participating Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the selling Key Holder may sell in the Proposed Key Holder Transfer shall be correspondingly reduced.

(c)    Purchase and Sale Agreement. The Participating Investors and the selling Key Holder agree that the terms and conditions of any Proposed Key Holder Transfer in accordance with this Subsection 2.1 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Investors and the selling Key Holder further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Subsection 2.1.

(d)    Allocation of Consideration.

(i)    Subject to Subsection 2.1(d)(ii), the aggregate consideration payable to the Participating Investors and the selling Key Holder shall be allocated based on the number of shares of Capital Stock sold to the Prospective Transferee by each Participating Investor and the selling Key Holder as provided in Subsection 2.1(b), provided that if a Participating Investor wishes to sell Series A Preferred Stock, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Series A Preferred Stock into Common Stock.

(ii)    Provided that the Proposed Key Holder Transfer constitutes a Change of Control, the terms of the Purchase and Sale Agreement shall provide that the aggregate consideration from such transfer shall be allocated to the Participating Investors and the selling Key Holder in accordance with Sections 2.1, 2.2 and 2.3 of Article IV(B) of the Restated Certificate and, if applicable, the next sentence as if (A) such transfer were a Deemed Liquidation Event (as defined in the Restated Certificate), and (B) the Capital Stock sold in accordance with the Purchase and Sale Agreement were the only Capital Stock outstanding. In the event that a

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portion of the aggregate consideration payable to the Participating Investor(s) and selling Key Holder is placed into escrow and/or is payable only upon satisfaction of contingencies, the Purchase and Sale Agreement shall provide that (x) the portion of such consideration that is not placed in escrow and is not subject to contingencies (the “Initial Consideration”) shall be allocated in accordance with Sections 2.1, 2.2 and 2.3 of Article IV(B) of the Restated Certificate as if the Initial Consideration were the only consideration payable in connection with such transfer, and (y) any additional consideration which becomes payable to the Participating Investor(s) and selling Key Holder upon release from escrow or satisfaction of such contingencies shall be allocated in accordance with Sections 2.1, 2.2 and 2.3 of Article IV(B) of the Restated Certificate after taking into account the previous payment of the Initial Consideration as part of the same transfer.

(e)    Purchase by Selling Key Holder; Deliveries. Notwithstanding Subsection 2.1(c) above, if any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Investor or Investors or upon the failure to negotiate in good faith a Purchase and Sale Agreement reasonably satisfactory to the Participating Investors, no Key Holder may sell any Transfer Stock to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Key Holder purchases all securities subject to the Right of Co-Sale from such Participating Investor or Investors on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and as provided in Subsection 2.1(d)(i); provided, however, if such sale constitutes a Change of Control, the portion of the aggregate consideration paid by the selling Key Holder to such Participating Investor or Investors shall be made in accordance with the first sentence of Subsection 2.1(d)(ii). In connection with such purchase by the selling Key Holder, such Participating Investor or Investors shall deliver to the selling Key Holder any stock certificate or certificates, properly endorsed for transfer, representing the Capital Stock being purchased by the selling Key Holder (or request that the Company effect such transfer in the name of the selling Key Holder). Any such shares transferred to the selling Key Holder will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the selling Key Holder shall concurrently therewith remit or direct payment to each such Participating Investor the portion of the aggregate consideration to which each such Participating Investor is entitled by reason of its participation in such sale as provided in this Subsection 2.1(e).

(f)    Additional Compliance. If any Proposed Key Holder Transfer is not consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company, the Key Holders proposing the Proposed Key Holder Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 2. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Subsection 2.1.

2.2    Effect of Failure to Comply.

(a)    Transfer Void; Equitable Relief. Any Proposed Key Holder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this

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Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

(b)    Violation of Co-Sale Right. If any Key Holder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Participating Investor who desires to exercise its Right of Co-Sale under Subsection 2.1 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Key Holder to purchase from such Participating Investor the type and number of shares of Capital Stock that such Participating Investor would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Subsection 2.1. The sale will be made on the same terms, including, without limitation, as provided in Subsection 2.1(d)(i) and the first sentence of Subsection 2.1(d)(ii), as applicable, and subject to the same conditions as would have applied had the Key Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Participating Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Subsection 2.1. Such Key Holder shall also reimburse each Participating Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Participating Investor’s rights under Subsection 2.1.

3.    Exempt Transfers.

3.1    Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Subsection 2.1 shall not apply (a) in the case of a Key Holder that is an entity, upon a transfer by such Key Holder to its stockholders, members, partners or other equity holders, (b) to a pledge of Transfer Stock that creates a mere security interest in the pledged Transfer Stock, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Key Holder making such pledge, (c) in the case of a Key Holder that is a natural person, upon a transfer of Transfer Stock by such Key Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other Person approved by the Board of Directors, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Key Holder or any such family members, (d) upon a transfer by a Key Holder to one or more of its Affiliates, or (e) to the sale by the Key Holder of Transfer Stock which represents twenty percent (20%) or less of the outstanding Capital Stock of the Company; provided that in the case of (a), (b), (c), (d) and (e), the Key Holder shall deliver prior written notice of such pledge, gift or transfer to the Company, and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder (but only with respect to the securities so

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transferred to the transferee), including the obligations of a Key Holder with respect to Proposed Key Holder Transfers of such Transfer Stock pursuant to Section 2; and provided further in the case of any transfer pursuant to clauses (a), (c) and (d) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

3.2    Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply to the sale of any Transfer Stock (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Public Offering”); or (b) pursuant to a Deemed Liquidation Event (as defined in the Restated Certificate).

3.3    Prohibited Transferees. Notwithstanding the foregoing, no Key Holder shall transfer any Transfer Stock to (a) any entity which, in the determination of the Board of Directors, directly or indirectly competes with the Company or (b) any customer, distributor or supplier of the Company, if the Board of Directors should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier.

4.    Legend. Each certificate, instrument, or book entry representing shares of Transfer Stock held by the Key Holders or issued to any permitted transferee in connection with a transfer permitted by Subsection 3.1 hereof shall be notated with the following legend:

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

Each Key Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares notated with the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

5.    Lock-Up.

5.1    Agreement to Lock-Up. Each Key Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering (the “IPO”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred and eighty (l80) days), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or

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warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Capital Stock held immediately prior to the effectiveness of the registration statement for the IPO or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capital Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Capital Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 5 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The underwriters in connection with the IPO are intended third party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Key Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 5 or that are necessary to give further effect thereto.

5.2    Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Capital Stock of each Key Holder (and transferees and assignees thereof) until the end of such restricted period.

6.    Miscellaneous.

6.1    Term. This Agreement shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the Company’s IPO; and (b) the consummation of a Deemed Liquidation Event (as defined in the Restated Certificate).

6.2    Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

6.3    Ownership. Each Key Holder represents and warrants that such Key Holder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement and that no other Person has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

6.4    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS

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AGREEMENT, THE OTHER TRANSACTION AGREEMENTS (AS DEFINED IN THE PURCHASE AGREEMENT), THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

6.5    Notices.

(a)    Generally. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereof, as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.5.

(b)    Consent to Electronic Notice. Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to the General Corporations Act of the Commonwealth of Puerto Rico (the “PGCA”),, as amended or superseded from time to time, by electronic transmission pursuant to the PGCA (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Each Investor and Key Holder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

6.6    Entire Agreement. This Agreement (including, the Exhibits and Schedules hereto) and the Restated Certificate and other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

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6.7    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.8    Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 6.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Key Holders holding a majority of the shares of Transfer Stock then held by all of the Key Holders, and (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Series A Preferred Stock held by the Investors (voting as a single separate class and on an as-converted basis). Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors and Key Holders, respectively, in the same fashion, (ii) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor, if such amendment, modification, termination or waiver would adversely affect the rights of such Investor in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Investors under this Agreement, (iii) the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to the Key Holders, and (iv) Schedule A hereto may be amended by the Company from time to time in accordance with the Purchase Agreement to add information regarding Additional Purchasers (as defined in the Purchase Agreement) without the consent of the other parties hereto. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

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6.9    Assignment of Rights.

(a)    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)    Any successor or permitted assignee of any Key Holder, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(c)    The rights of the Investors hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except (i) by an Investor to any Affiliate, or (ii) to an assignee or transferee who acquires at least one percent (1%) of the Capital Stock (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (i) or (ii) shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.

(d)    Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

6.10    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series A Preferred Stock after the date hereof, any purchaser of such shares of Series A Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

6.12    Governing Law. This Agreement shall be governed by the internal law of the State of New York, except to the extent that the laws of the Commonwealth of Puerto Rico are required to apply, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

6.13    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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6.14    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.15    Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.16    Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company and the Key Holders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

6.17    Additional Key Holders. In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee or consultant, which shares or options would collectively constitute with respect to such employee or consultant (taking into account all shares of Common Stock, options and other purchase rights held by such employee or consultant) one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), the Company may, as a condition to such issuance, cause such employee or consultant to execute a counterpart signature page hereto as a Key Holder, and in such event such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Key Holder.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Co-Sale Agreement as of the date first written above.

COMPANY:

ENERGY EXPLORATION TECHNOLOGIES, INC.

By:

Name:	Teague Egan
Title:	Chief Executive Officer

KEY HOLDERS:

EGAN GLOBAL MANAGEMENT LLC

By:

Name:	Teague Egan
Title:	Sole Member

INVESTOR:

By:

Name:
Title:
Date:

SIGNATURE PAGE TO CO-SALE AGREEMENT

SCHEDULE A

INVESTORS

INVESTORS	NUMBER OF SHARES
Egan Global Management LLC Dorado Beach Resort 65 Green Villas Drive #21 Dorado, PR 00646 Attn: Teague Egan Email: teague@energyx.com

TO BE COMPLETED AFTER INITIAL CLOSING BY THE COMPANY

SCHEDULE B

KEY HOLDERS

Egan Global Management, LLC

Dorado Beach Resort

65 Green Villas Drive #21

Dorado, PR 00646

Attn: Teague Egan

Email: teague@energyx.com

SIGNATURE PAGE TO CO-SALE AGREEMENT

EXHIBIT F

ENERGY EXPLORATION TECHNOLOGIES, INC.

VOTING AGREEMENT

April 1, 2021

7.14	Manner of Voting	15
7.15	Further Assurances	15
7.16	Dispute Resolution	15
7.17	Aggregation of Stock	16

Schedule A - Investors
Schedule B - Founding Investors
Schedule C - Key Holders
Schedule D - Adoption Agreement

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made and entered into as of April 1, 2021, by and among

ENERGY EXPLORATION TECHNOLOGIES, INC., a Commonwealth of Puerto Rico corporation (the “Company”);

Each holder of the Series A Preferred Stock (as hereinafter defined) listed on Schedule A attached hereto (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Subsections 7.1(a) or 7.2 below, the “Investors”); and

Each holder of the Founders 1 Preferred Stock (as hereinafter defined) listed on Schedule B attached hereto (together with any transferees, who become parties hereto as “Founding Investor” pursuant to Subsections 7.2 below, the “Founding Investor”); and

Those certain stockholders of the Company listed on Schedule C (together with any subsequent stockholders, or any transferees, who become parties hereto as “Key Holders” pursuant to Subsection 7.1(b) or 7.2 below, the “Key Holders,” and together collectively with the Investors and the Founding Investor, the “Stockholders”).

RECITALS

WHEREAS, the Company and the Investors are parties to a certain Series A Preferred Stock Purchase Agreement dated of even date herewith (the “Purchase Agreement”); and

WHEREAS, the Third Amended and Restated Certificate of Incorporation of the Company (as further amended from time to time, the “Restated Certificate”) provides for the issuance of Series A Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), Founders 1 Preferred Stock, $0.01 par value per share (“Founders 1 Preferred Stock”), Founders 2 Preferred Stock, $0.01 par value per share (“Founders 2 Preferred Stock”), and Common Stock, $0.01 par value per share (“Common Stock”); and

WHEREAS, in connection with the Purchase Agreement, the parties desire to provide the Investors with the right, among other rights, to designate the election of certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement; and

WHEREAS, the parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the capital stock of the Company held by them will be voted on, or tendered in connection with, an acquisition of the Company.

NOW, THEREFORE, the parties agree as follows:

1.    Voting Provisions Regarding the Board.

1.1    Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the maximum size of the Board shall be set and remain at five (5) directors and may be increased only with the affirmative vote or written consent of Stockholders holding at least a majority of the outstanding shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Preferred Stock), voting together as a single class and on an as converted basis. For purposes of this Agreement, (a) the term “Preferred Stock” shall mean, collectively, shares of the Series A Preferred Stock, Founders 1 Preferred Stock, Founders 2 Preferred Stock and each future series of preferred stock issued by the Company; and (b) the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, Founders 1 Preferred Stock, Founders 2 Preferred Stock, Series A Preferred Stock and any other shares of voting stock of the Company, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2    Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, subject to Section 5, following persons shall be elected to the Board:

(a)    Up to three (3) individuals (the “Founders Directors”) designated by the holders of a majority of the Founders 1 Preferred Stock for so long as the holders of the Founders 1 Preferred Stock continue to own beneficially at least One Million (1,000,000) shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Preferred Stock), which number is subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like).    The initial Founders Directors shall be Teague Egan, Michael Egan and a third (3rd) Person to be appointed by such holders; and

(b)    One (1) individual (the “Series A Director”) designated from time to time by Obsidian Acquisition Partners, LLC (the “Series A Director”), for so long as such Investor and its Affiliates (as defined below) continue to own beneficially at least one percent (1%) of the Common Stock (including shares of Common Stock issued or issuable upon conversion of the Preferred Stock), which number is subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like) and, if such Investor and its Affiliates cease to hold such percentage of Common Stock issuable upon conversion of all then outstanding shares of Preferred Stock, the Series A Director shall be designated from time to time by the holders of a majority of the Series A Preferred Stock for so long as the holders of the Series A Preferred Stock continue to own beneficially at least one percent (1%) of the Common Stock (including shares of Common Stock issued or issuable upon conversion of the Preferred Stock), which number is subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like). The initial Series A Director shall be Kris Haber; and

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(c)    All other members of the Board shall be voted upon by all of the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Restated Certificate and shall be acceptable to the Board.

To the extent that any of clauses (a) through (b) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Restated Certificate.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.3    Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible and willing to serve as provided herein and otherwise, such Board seat shall remain vacant.

1.4    Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)    no director elected pursuant to Subsections 1.2 or 1.3 of this Agreement may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Person(s), or of the holders of the minimum percentage of the shares of stock, entitled under Subsection 1.2 to designate that director; or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Subsection 1.2 no longer so entitled to designate or approve such director or occupy such Board seat;

(b)    any vacancies created by the resignation, removal or death of a director elected pursuant to Subsections 1.2 or 1.3 shall be filled pursuant to the provisions of this Section 1; and

(c)    upon the request of any party entitled to designate a director as provided in Subsection 1.2(a) or 1.2(b) to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Section 1.4, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5    No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

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1.6    No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

2.    Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

3.    Drag-Along Right.

3.1    Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Restated Certificate.

3.2    Actions to be Taken. In the event that (i) the Board; (ii) the holders of at least a majority of the shares of Common Stock then issued or issuable upon conversion of the Founders 1 Preferred Stock (including shares of Common Stock issued or issuable upon conversion of the Founders 1 Preferred Stock), voting as a separate class (the “Selling Holders”), and (iii) the holders of a majority of the then outstanding shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Preferred Stock), voting together as a single class (collectively, (i) – (ii), the “Electing Holders”) approve a Sale of the Company in writing, specifying that this Section 3 shall apply to such transaction, then, subject to satisfaction of each of the conditions set forth in Subsection 3.3 below, each Stockholder and the Company hereby agree:

(a)    if such transaction requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise

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exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Restated Certificate required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b)    if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Holders to the Person to whom the Selling Holders propose to sell their Shares, and, except as permitted in Subsection 3.3 below, on the same terms and conditions as the Selling Holders;

(c)    to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Holders in order to carry out the terms and provision of this Section 3, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(d)    not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(e)    to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company, or (ii); asserting any claim or commencing any suit (x) challenging the Sale of the Company or this Agreement, or (y) alleging a breach of any fiduciary duty of the Selling Holders or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale of the Company, or the consummation of the transactions contemplated thereby

(f)    if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value

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(as determined in good faith by the Board) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

(g)    in the event that the Selling Holders, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative in connection with its service as the Stockholder Representative, absent fraud, bad faith or willful misconduct.

3.3    Conditions. Notwithstanding the foregoing, a Stockholder will not be required to comply with Subsection 3.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

(a)    any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Stockholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Stockholder in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Stockholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Stockholder;

(b)    such Stockholder is not required to agree (unless such Stockholder is a Company officer or employee) to any restrictive covenant in connection with the Proposed Sale (including without limitation any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale);

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(c)    such Stockholder and its affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective affiliates, except that the Stockholder may be required to agree to terminate the investment-related documents between or among such Stockholder, the Company and/or other stockholders of the Company;

(d)    the Stockholder shall not be liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(e)    the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its Stockholders in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and, subject to the provisions of the Restated Certificate related to the allocation of the escrow, is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Stockholder in connection with such Proposed Sale;

(f)    upon the consummation of the Proposed Sale (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless waived pursuant to the Restated Certificate and as may be required by law, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Certificate of Incorporation in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for the Key Holder Shares or Investor Shares, as applicable, pursuant to this Subsection 3.3(f) includes any securities and due receipt thereof by any Key Holder or Investor would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Key Holder or Investor of any information

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other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Company may cause to be paid to any such Key Holder or Investor in lieu thereof, against surrender of the Key Holder Shares or Investor Shares, as applicable, which would have otherwise been sold by such Key Holder or Investor, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Key Holder or Investor would otherwise receive as of the date of the issuance of such securities in exchange for the Key Holder Shares or Investor Shares, as applicable; and

(g)    subject to clause (f) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option; provided, however, that nothing in this Subsection 3.3(g) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

3.4    Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless (a) all holders of Preferred Stock are allowed to participate in such transaction(s) and (b) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Certificate of Incorporation in effect immediately prior to the Stock Sale (as if such transaction(s) were a Deemed Liquidation Event), unless the holders of at least the requisite percentage required to waive treatment of the transaction(s) as a Deemed Liquidation Event pursuant to the terms of the Restated Certificate, elect to allocate the consideration differently by written notice given to the Company at least ten (10) days prior to the effective date of any such transaction or series of related transactions.

4.    Remedies.

4.1    Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

4.2    Failure to Comply. In the event a Stockholder fails to vote his or its shares as required by this Agreement, any such vote of such Stockholder shall be null and void and shall be disregarded by the Company.

4.3    Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the Chief Executive Officer of the Company, and a designee of the Selling Holders, and each of them, with full power of substitution, with respect to the matters set forth herein, including, without limitation, election of persons as members of the Board in accordance with Section 1 hereto, votes

8 – EXHIBIT F

to increase authorized shares pursuant to Section 2 hereof and votes regarding any Sale of the Company pursuant to Section 3 hereof, and hereby authorizes each of them to represent and vote, if and only if the party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of Sections 2 and 3, respectively, of this Agreement or to take any action necessary to effect Sections 2 and 3, respectively, of this Agreement. The power of attorney granted hereunder shall authorize the Chief Executive Officer of the Company to execute and deliver the documentation referred to in Section 3.2(c) on behalf of any party failing to do so within five (5) business days of a request by the Company. Each of the proxy and power of attorney granted pursuant to this Section 4.3 is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 6 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the voting of the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 6 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

4.4    Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

4.5    Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.    “Bad Actor” Matters.

5.1    Definitions. For purposes of this Agreement:

(a)    “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(b)    “Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

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(c)    “Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

(d)    “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

5.2    Representations.

(a)    Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that (i) such Person has exercised reasonable care to determine whether any Disqualification Event is applicable to such Person, any director designee designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable and (ii) no Disqualification Event is applicable to such Person, any Board member designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Notwithstanding anything to the contrary in this Agreement, each Investor makes no representation regarding any Person that may be deemed to be a beneficial owner of the Company’s voting equity securities held by such Investor solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Company and such Investor are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security.

(b)    The Company hereby represents and warrants to the Investors that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

5.3    Covenants. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in Section 1, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

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6.    Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate, provided that the provisions of Section 3 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 3 with respect to such Sale of the Company; (c) termination of this Agreement in accordance with Subsection 7.8 below.

7.    Miscellaneous.

7.1    Additional Parties.

(a)    Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series A Preferred Stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of such shares become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Schedule D or in such other form as may be approved by the Company, or (ii) a joinder or counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder. In either event, each such person shall thereafter be deemed an Investor and Stockholder for all purposes under this Agreement.

(b)    In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of Preferred Stock described in Subsection 7.1(a) above), following which such Person shall hold Shares constituting one percent (1%) or more of the then outstanding capital stock of the Company (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Schedule D or in such other form as may be approved by the Company, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

7.2    Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Schedule D. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Key Holder and

11 – EXHIBIT F

Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Subsection 7.2. Each certificate instrument or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Subsection 7.12.

7.3    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4    Governing Law. This Agreement shall be governed by the internal law of the State of New York, except to the extent that the laws of the Commonwealth of Puerto Rico are required to apply, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

7.5    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7    Notices.

(a)    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A, Schedule B or Schedule C hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 7.7.

(b)    Consent to Electronic Notice. Each Investor, Founding Investor and Key Holder consents to the delivery of any stockholder notice pursuant to the General Corporations Act of the Commonwealth of Puerto Rico (the “PGCA”), as amended or superseded from time to time, by electronic transmission pursuant to the PGCA (or any successor thereto) at the electronic mail address or the facsimile

12 – EXHIBIT F

number set forth below such Investor’s, Founding Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Each Investor, Founding Investor and Key Holder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

7.8    Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated (other than pursuant to Section 5) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the Key Holders holding a majority of the Shares then held by the Key Holders; (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Founder Series 1 Preferred Stock held by the Founding Investors (voting as a class); and (d) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock held by the Investors (voting together as a separate class). Notwithstanding the foregoing:

(a)    this Agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor, Founding Investor or Key Holder without the written consent of such Investor, Founding Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors, Founding Investors or Key Holders, as the case may be, in the same fashion;

(b)    the provisions of Subsection 1.2(a) and this Subsection 7.8(b) may not be amended, modified, terminated or waived without the consent of the holders of a majority of the Founders 1 Preferred Stock;

(c)    the provisions of Subsection 1.2(b) and this Subsection 7.8(c) may not be amended, modified, terminated or waived without the consent of the Investor specified in Subsection 1.2 (for so long as such Investor is entitled to appoint the Series A Director) and of the holders of a majority of the Series A Preferred Stock;

(d)    the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver either (A) is not directly applicable to the rights of the Key Holders hereunder; or (B) does not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties hereto;

13 – EXHIBIT F

(e)    Schedules A, B and C hereto may be amended by the Company from time to time in accordance with Subsection 1.3 of the Purchase Agreement to add information regarding additional Purchasers (as defined in the Purchase Agreement) without the consent of the other parties hereto; and

(f)    any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 7.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver. For purposes of this Subsection 7.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

7.9    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.10    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.11    Entire Agreement. This Agreement (including the Exhibits hereto), and the Restated Certificate and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

7.12    Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

14 – EXHIBIT F

“The Shares REPRESENTED hereby are subject to a Voting Agreement, AS MAY BE AMENDED FROM TIME TO TIME, (a copy of which may be obtained upon written request from the Company), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of that Voting Agreement, including certain restrictions on transfer and ownership set forth therein.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Subsection 7.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Subsection 7.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

7.13    Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Subsection 7.12.

7.14    Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

7.15    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

7.16    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

15 – EXHIBIT F

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS (AS DEFINED IN THE PURCHASE AGREEMENT), THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement.

7.17    Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

[SIGNATURE PAGE FOLLOWS]

16 – EXHIBIT F

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

COMPANY:

ENERGY EXPLORATION TECHNOLOGIES, INC.

By:

Name:	Teague Egan
Title:	Chief Executive Officer

KEY HOLDERS:

EGAN GLOBAL MANAGEMENT LLC

By:

Name:	Teague Egan
Title:	Sole Member

FOUNDING INVESTOR:

EGAN GLOBAL MANAGEMENT LLC

By:

Name:	Teague Egan
Title:	Sole Member

INVESTOR:

By:

Name:
Title:
Date:

SIGNATURE PAGE TO VOTING AGREEMENT

SCHEDULE A

INVESTORS

INVESTOR	NUMBER OF SHARES
Egan Global Management LLC Dorado Beach Resort 65 Green Villas Drive #21 Dorado, PR 00646 Attn: Teague Egan Email: teague@energyx.com

TO BE COMPLETED AFTER EACH CLOSING BY THE COMPANY

Schedule A

Voting Agreement

SCHEDULE B

FOUNDING INVESTORS

Egan Global Management LLC

Dorado Beach Resort

65 Green Villas Drive #21

Dorado, PR 00646

Attn: Teague Egan

Email: teague@energyx.com

Schedule B

Voting Agreement

SCHEDULE C

KEY HOLDERS

KEY HOLDERS
Egan Global Management LLC Dorado Beach Resort 65 Green Villas Drive #21 Dorado, PR 00646 Attn: Teague Egan Email: teague@energyx.com

SCHEDULE C

Key Holders

SCHEDULE D

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on                     , 20        , by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of April 1, 2021 (the “Agreement”), by and among Energy Exploration Technologies, Inc. (the “Company”) and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1    Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) or options, warrants, or other rights to purchase such Stock (the “Options”), for one of the following reasons (Check the correct box):

☐

As a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐

As a transferee of Shares from a party in such party’s capacity as an “Founding Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Founding Investor” and a “Stockholder” for all purposes of the Agreement.

☐

As a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐	As a new Investor in accordance with Subsection 7.1(a) of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	In accordance with Subsection 7.1(b) of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2    Agreement. Holder hereby (a) agrees that the Stock Options, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3    Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

EXHIBIT G

BUSINESS PLAN / RISK FACTORS

BUSINESS PLAN

The Company is a renewable energy technology company focused on developing technologies in energy storage and the materials, such as lithium, that actually make batteries. We have a mission to become a worldwide leader in the global transition to sustainable energy. Founded in 2018, the Company is fundamentally changing the way humanity is powering our world and storing clean energy with breakthrough direct lithium extraction technologies and more effective energy storage solutions. The Company is developing technologies that allow for more efficient production of lithium, which is one of the main materials in rechargeable batteries used in electric vehicles, as well as the creation of next generation lithium-based batteries that are cheaper, longer-lasting, and more energy-efficient than current formulations. Our objectives are to make lithium production more efficient, cost-effective, and environmentally friendlier than existing conventional methods of production. Additional scope of R&D focuses specifically on solid-state battery architectures with semi or non-liquid electrolytes as well as pure metallic lithium electrodes. The Company’s goal is to develop technology and assets in order to become the premier, low-cost lithium technology provider for the growing lithium battery and electric vehicle industries.

Thus far, the Company has developed a highly scalable Direct Lithium Extraction (DLE) technology called LiTAS™ (Lithium-Ion Transport and Separation) to process lithium enriched brine. Most of the world’s lithium is found in brine. Using LiTAS™, which is a mechanical separation process, EnergyX is able to achieve significantly lower cost for the advancement of high purity, battery grade, lithium materials. LiTAS™ has the ability to efficiently extract and aggregate the lithium ions from the salt brines using proprietary, multi-level, synthetic ion separation techniques. The core technology is based on a new class of nanomaterials called metal-organic frameworks (MOFs) that are embedded into a polymer matrix creating a mixed matrix membrane (MMM). This mechanical membrane separation process drastically reduces the operating expense and capital expenditure from the previous method, making lithium more accessible to the exponentially growing battery and electric vehicle markets. The core technology is protected in key worldwide jurisdictions through a series of patent filings and long-term licensing agreements in perpetuity of the IP. The Company exclusively licenses a portfolio of patents from a number of universities and companies, on a worldwide basis, surrounding LiTAS™ nanotechnology and solid-state battery technology. As an energy technology company at the core, a major part of EnergyX’s strategy is to build upon this patent portfolio by filing our own applications, as well as continue to work closely with world-leading scientists and researchers developing further ground-breaking intellectual property.

Currently, the Company controls 9 patents and patent applications, and is in the process of filing several more over the comping year. We expect to significantly increase the patent portfolio over the next 3 years. The Company works closely with its partners at the University of Texas, Membrane Technology & Research (MTR) out of California, Monash University out of Australia, ProfMOF out of Norway, and CSIRO, the Australian National Laboratory System, as well as several others. EnergyX has built a strong core team of dedicated employees that are working under various contractor agreements between our two laboratories at MTR and The Center for Materials for Water and Energy Technology (M-WET) at the University of Texas at Austin. M-WET is a US Government Department of Energy-funded laboratory directed by Dr. Benny Freeman, who is also the chairman of EnergyX’s Science Advisory Board. In these sophisticated laboratories is where the Company’s technology was born.

EXHIBIT G

RISK FACTORS

An investment in the Series A Preferred Stock involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, such authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

1.    Covid-19 Pandemic Major health epidemics, such as the outbreak caused by a coronavirus (COVID-19), and other outbreaks or unforeseen or catastrophic events could disrupt and adversely affect our operations, financial condition, and business. The United States and other countries have experienced and may experience in the future, major health epidemics related to viruses, other pathogens, and other unforeseen or catastrophic events, including natural disasters, extreme weather events, power loss, acts of war, and terrorist attacks. For example, the outbreak of COVID-19, a novel virus, has spread through the United States and other countries and has been declared a global pandemic. The global spread of COVID-19 has created significant volatility and uncertainty in financial markets. Although COVID-19 is currently not material to our results of operations, there is significant uncertainty relating to the potential impact of COVID-19 on our business now and in the future. The extent to which COVID-19 impacts our current capital raise and our ability to obtain future financing, as well as our results of operations and financial condition, generally, will depend on future developments which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions taken by governments and private businesses to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 continue for an extensive period of time, our business, results of operations, and financial condition may be materially adversely affected. Further, COVID-19 may impact our access to laboratories and project sites that potentially could delay reaching technology milestones and eventual commercialization.

2.    Limited Operating History There is a limited history of operations for prospective Investors to consider in evaluating investment into the Company. Since the Company inception, we have incurred operating losses. The growth of the Company operations is subject to all risks inherent in the development of any new business enterprise, including, among other things, our lack of operating history. The likelihood of the Company’s success should be considered in light of the problems, expenses, and delays that are frequently encountered in the formation of new business and the competitive alternative energy field in which we operate. Company revenues and revenue growth will depend on, among other factors, the ability to: (a) attract a user base and convert them into customers, (b) create brand awareness, (c) compete effectively, (d) maximize our sales efforts, and (e) successfully develop new products. We also expect Company costs to increase in future periods as we continue to expend substantial financial resources into research and development for products and services; sales and marketing; attracting and retaining key employees; and general administration, including personnel costs and legal and accounting expenses.

3.    Market Uncertainty Market opportunity estimates are subject to significant uncertainty and are based on assumptions and estimates, including our internal analysis and industry experience. Assessing the market for alternative lithium production and refinery technology is particularly difficult due to a number of factors, including limited available information and the rapid evolution of the market. In addition, even if the markets in which we compete meet or exceed size estimates, the Company could fail to grow in line with forecasts, or at all, and we could fail to increase revenue or market share. Company growth and ability to serve a significant portion of our target markets will depend on many factors, including success in executing business strategy, which is subject to many risks and uncertainties, including the other risks and uncertainties described elsewhere in this disclosure.

EXHIBIT G

4.    Proprietary Rights and Licenses In connection with the enforcement of Company intellectual property rights, the acquisition of third-party intellectual property rights, or disputes relating to the validity or alleged infringement of third-party intellectual property rights, including patent rights, we may in the future be subject to claims, negotiations or complex, protracted litigation. Intellectual property disputes and litigation are typically costly and can be disruptive to our business operations by diverting the attention and energies of management and key technical personnel. We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third-party claims as a result of litigation or other proceedings. In addition, we may incur significant costs in acquiring the necessary third-party intellectual property rights for use in Company products. Any of these occurrences could significantly harm the Company.

5.    Competition with Greater Resources Some competitors have longer operating histories and significantly greater financial, marketing, technical, or other competitive resources including funding capacity. As a result, competitors may be better able to overcome capital markets dislocations, adapt more quickly to new or emerging technologies and changes in customer preferences, or compete for skilled professionals. Competitors may also be able to devote greater resources to the promotion and sale of their products and services. In particular, competitors with larger customer bases, greater name or brand recognition, or more established customer relationships than us have an advantage in keeping existing clients and attracting new ones. We may face competition from new market entrants, including the Company’s customers or former customers if they choose to develop an internal capability to provide any of the services that we currently offer. We cannot assure you that we will be able to compete successfully with new or existing competitors. If we are not able to compete effectively, our results of operations may be adversely affected.

6.    Failure to Manage Costs Managing costs is a complex undertaking. Even if the Company carries out well-considered, planned, and executed strategies, the Company may not be able to achieve the efficiencies, savings, or timetable, anticipated. Expected efficiencies, saving, and benefits may be delayed or not realized at all, and Company operations and business could be disrupted. We may experience unanticipated negative net operating cash flows. Excessive use of cash to fund operations may necessitate significant changes to cost structures if we are unable to grow the Company revenue base to the necessary levels for funding ongoing operations. If it were to become necessary to undertake cost reduction initiatives, such initiatives could place a burden on Company management, systems, and resources. Generally, increasing dependence on key persons and reducing functional back-ups, will lessen Company’s ability to retain, train, supervise and manage employees effectively, and to respond timely and effectively to unanticipated issues. Insufficient funds could require the Company to, among other things, terminate key employees, which could in turn, place additional strain on any remaining employees, and could severely disrupt the Company business, including the ability to grow and expand. If we are unable to manage costs, lose key employees, or are unable to attract and properly train new employees, Company operations and financial results could be adversely affected. The Company could fail in the event our access to capital is limited because of substandard performance.

7.    Dependence on Limited Customers, and Key Suppliers and Partners The Company’s success in large part is dependent on securing relationships and associated contracts with a limited number of key customers that currently hold a majority of the market share in the Lithium extraction market. Failure to reach agreements with a portion of those customers could limit the Company’s ability to grow its business. Further development of technology and product offerings will depend on a select number of partners and suppliers that may not easily be substituted with the necessary capabilities. The inability to maintain or establish new partners or supplier relationships could have a material impact on achieving business goals.

8.    Scalability of Technology While the Company’s core technology has shown significant promise at the laboratory scale in a controlled environment, a number of scaling steps including further real-world testing and pilot plant testing are necessary before the technology will be available for commercialization. Critical scaling steps include confirming the stability of key chemical components and the expected useful life of the membrane. There is no guarantee the core metal-organic framework and/or mixed matrix membrane technology will maintain certain properties, including but not limited to, mechanical or thermal stability during the scaling process, or perform at scale with similar results to laboratory testing thus far. Any delay in achieving key scaling milestones consistent with anticipated technology economic and environmental benefits could have a material adverse effect on the Company’s business and financial condition. There is no guarantee that the Company’s core technology will be available for commercialization in the near future, or at all.

EXHIBIT G

9.    Business Expansion We anticipate growing the business rapidly in the next several years. Rapid growth will place strains upon management, administrative, operational and financial infrastructure. The Company’s success will be dependent upon efforts to attract, retain, train, and develop qualified salespeople, managers, engineers, and other staff. If we are not able to manage growth and expansion while maintaining the quality of service, the Company’s business will suffer. There is no guarantee that we will be able to grow the business in the anticipated time frame or at all.

10.    Regulatory and Permitting Company technology will primarily be used in large scale projects in geographies outside of the United States, some of which are environmentally sensitive. Regulatory and permitting requirements including environmental certifications by local regulatory authorities necessitate the expenditure of substantial time and resources on part of customers. There are no assurances on when or if the necessary approvals will be issued for individual projects. Delay in issuance of regulatory approvals on a number of projects could delay timing on when we reach positive cash flow.

11.    Small Business Risk We are an early-stage small company, with a relatively small balance sheet, and may not yet have put in place some of the business and risk management controls and document procedures associated with larger, later-stage companies. Lack of controls, documented procedures, and other attributes of a small business could adversely affect current and future operations.

12.    Retention of Key Personnel The Company’s success depends upon the continued services of our executive officers and other key personnel who have critical industry experience and relationships. Significant competition for talented individuals could affect both Company’s ability to retain key personnel and hire new ones. The loss of the services of any officers or key personnel could hinder or delay the implementation of the business model, research and development efforts, or ability to sell products and services. We currently rely on independent contractors, not employees, to provide services. We intend that those independent contractors will become employees, but when that transition happens is uncertain. If in the interim the Company’s independent contractors are considered employees under applicable laws, we could incur additional liability.

13.    Estimates and Assumptions If estimates we make, or assumptions on which we rely, in preparing business plans prove inaccurate, then actual results may vary materially from those reflected in pro forma statements. Company pro forma statements include a number of estimates that reflect management’s judgment. Some estimates also rely on certain assumptions, quantitative and qualitative factors, management’s business experience, and the ability to determine which factors should be more heavily weighted than others. Management’s incorporation of all these factors into performance assumptions is a subjective process that can have a material effect on valuations. If the actual performance of the business varies appreciably from the assumptions used, we may adjust key assumptions. Such an adjustment could materially affect earnings in any period in which assumptions change.

14.    No Cash Dividends We currently anticipate that we will retain future earnings for the development, operation and expansion of the business and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of common stock, if any, will provide a return to Investors in this Offering for the foreseeable future.

15.    Company Control Teague Egan through his holding company owns all of the issued and outstanding shares of Founders 1 Preferred Stock. Under Company’s Certificate of Incorporation which authorizes the Series A Preferred Stock, for any matter to be consented to or voted upon by separate class vote or on an as-converted basis, each holder of outstanding shares of Founders 1 Preferred Stock and Founders 2 Preferred Stock will be entitled to cast the number of votes equal to fifty (50) times the number of whole shares of Common Stock into which the shares of Founders 1 Preferred Stock or Founders 2 Preferred Stock, as applicable, are convertible. As a result of the foregoing, together with his shares of Common Stock, Mr. Egan will control more than ninety-five percent (95%) of the voting stock of the Company following the closing. The holders of Founders 1 Preferred Stock are also entitled to select up to three (3) directors on the Company’s Board of Directors. As a result, Mr. Egan is able to control the Company, including, among other things the outcome of matters requiring shareholder approval

EXHIBIT G

16.    Value of the Securities and Enterprise Value of Company The offering price for the Common Stock and the enterprise value of the Company has been established by the Company and may not reflect the actual value of the Common Stock or the value of the Company. In addition, the value of our Common Stock and therefore the Company will fluctuate depending upon numerous factors, including without limitation, the success of the business, competitive developments, the ability of the Company to adapt to changing conditions and technology, inflation, recession, labor matters, acts of God and other factors.

17.    No Guarantee of Investment Success An investment in the Company is highly speculative and subject to risks. No assurance can be given that the Company will be profitable, that an Investor will realize a return on his or her investment or that he or she will not lose the entire investment.

18.    Inability to Find a Buyer While the Company intends to develop and hold the business for a significant period of time, the Company’s eventual success may depend on the profitable sale of the business or company to a buyer or a strategic investor. While the Company believes there will be companies interested in purchasing the business there is no guarantee that the Company will be able to find a buyer or strategic investor or be able to sell the business on favorable terms.

19.    Market Technology Acceptance We will be introducing a substantiality new technology to an industry for use in large scale projects that has been primarily reliant on well-established technologies to date. The timing on acceptance including pricing mechanism by customers and users of the technology and associated production and costs benefits is uncertain. Slower than anticipated acceptance could have impact on Company’s projections, cash flow, cash reserves, and all forward looking statements.

20.    Business Model Implementation The Company in addition to revenues from the sale of plant and equipment anticipates generating a significant amount of its revenues from a technology or production type fee based on the amount of Lithium Carbonate produced by the end-user over a number of years. There is no assurance that customers will accept a recurring production-based form of compensation nor its duration.

21.    Reliance on Other Information In making the decision to purchase the Series A Preferred Stock, an Investor may consider information and materials not included in the documents prepared by or on behalf of the Company. The Company has not authorized the use of such information nor does it make any representation or warranty as to any such information or material, and no assurances can be given as to its accuracy or completeness.

22.    Tax Consequences IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF CHANGES IN THE LAW AND POSSIBLE FUTURE CHANGES IN THE LAW AND THE FACT THAT CERTAIN OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO INVESTMENT IN THE COMPANY. THE FOREGOING RISK FACTORS REFLECT MANY, BUT PERHAPS NOT ALL, OF THE RISKS INCIDENT TO AN INVESTMENT IN THE PREFERRED SHARES. EACH INVESTOR MUST MAKE HIS OWN INDEPENDENT EVALUATION OF THE RISKS OF THIS INVESTMENT.

23.    DISCLAIMER OF FORWARD-LOOKING STATEMENTS The offering materials relating to the Series A Preferred Stock have been prepared by the Company and may contain forward-looking statements that may or may not be identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that involve risks and uncertainties. These statements are based on an assessment of past and present economic and scientific operating conditions and on a number of assumptions regarding future events and actions that, as of the date implemented into the offering materials, can reasonably be expected to take place. Such forward-looking statements are not guarantees of future performance and involve a high degree of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are beyond the control of the Company and its management. It is understood that the Company is a scientific endeavor, which inherently operates

EXHIBIT G

in novel discovery, and there always exists a possibility of unknown next steps, nonreplicable tests and/or results, and difficult hurdles or obstacles with no clear path forward. Although the Company believes that the expectations reflected in, and the assumptions underlying the forward-looking statements included in the offering materials are reasonable, readers are cautioned not to place undue reliance on them, as the Company cannot give any assurance that the results, performance or achievements covered by the forward-looking statements will actually occur. Any presentation should not be considered as an offer or invitation to subscribe for or purchase any shares of Series A Preferred Stock. No agreement to subscribe for securities in the Company will be entered into on the basis of any presentation or any information, opinions, or conclusions expressed in the course of any presentation. This presentation is not a prospectus, product disclosure document or other offering document under Puerto Rican or United States law or under the law of any other jurisdiction. It has been prepared for information purposes only and does not constitute an offer or invitation to apply for any securities, including in any jurisdiction where, or to any person to whom, such an offer or invitation would be unlawful. To the maximum extent permitted by law, the Company and its professional advisors and their related bodies corporate, affiliates and each of their respective directors, officers, management, employees, advisers and agents and any other person involved in the preparation of this presentation disclaim all liability and responsibility (including without limitation and liability arising from fault or negligence) for any direct or indirect loss or damage which may arise or be suffered through use of or reliance on anything contained in, or omitted from, this presentation. Neither the Company nor its advisors have any responsibility or obligation to update this presentation or inform the reader of any matter arising or coming to their notice after the date of this presentation document which may affect any matter referred to in the presentation. Readers should make their own independent assessment of the information and take their own independent professional advice in relation to the information and any proposed action to be taken on the basis of the information.

24.    The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

You should not rely on the fact that our Form C, and if applicable Form D is accessible through the U.S. Securities and Exchange Commission’s EDGAR filing system as an approval, endorsement or guarantee of compliance as it relates to this Offering.

25.    Neither the Offering nor the Series A Preferred Stock have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company.

The Series A Preferred Stock has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other state’s blue-sky laws in reliance on exemptions contained in the Securities Act and in such laws. The Series A Preferred Stock may not be resold unless they are registered thereunder or an exemption from registration is available. Holders of Series A Preferred Stock have no right to require the registration. The exemption from registration of the Series A Preferred Stock in accordance with applicable provisions of the securities laws of the United States and state law cannot be regarded as a recommendation of the Series A Preferred Stock. Neither the United States, any foreign country or authority, nor any state or any of their agencies have reviewed or passed upon the merits of the Series A Preferred Stock or the accuracy of the offering materials. No assurance can be given that any offering currently qualifies or will continue to qualify under one or more of such exemptive provisions due to, among other things, the adequacy of disclosure and the manner of distribution, the existence of similar offerings in the past or in the future, or a change of any securities law or regulation that has retroactive effect. If, and to the extent that, claims or suits for rescission are brought and successfully concluded for failure to register any offering or other offerings or for acts or omissions constituting offenses under the Securities Act, the Securities Exchange Act of 1934, or applicable state securities laws, the Company could be materially adversely affected, jeopardizing the Company’s ability to operate successfully. Furthermore, the human and capital resources of the Company could be adversely affected by the need to defend actions under these laws, even if the Company is ultimately successful in its defense.

26.    The Company’s management may have broad discretion in how the Company uses the net proceeds of the Offering.

EXHIBIT G

Despite that the Company has agreed to a specific use of the proceeds from the Offering, the Company’s management will have considerable discretion over the allocation of proceeds from the Offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

27.    The Series A Preferred Shares issued by the Company will not be freely tradable. Although the Series A Preferred Shares may become tradable under federal securities law, state securities regulations may apply, and each Investor should consult with his or her attorney.

You should be aware of the long-term nature of this investment. There is not now and likely will not be a public market for the Series A Preferred Shares. The Series A Preferred Shares are offered pursuant to claimed exemptions from registration under applicable laws relating to the public offering of securities and each Investor is required to be purchasing for investment purposes. As such, the Investors in this Offering will need to view the investment in the Company as a long term and illiquid investment. Investors in this Offering will be required to represent that they are purchasing the Securities for their own account, for investment purposes and not with a view to resale or distribution thereof.

28.    The Series A Preferred Shares acquired upon the Offering may be significantly diluted as a consequence of subsequent financings.

Company equity securities will be subject to dilution. Company intends to issue additional equity to future employees and third-party financing sources in amounts that are uncertain at this time, and as a consequence, holders of Series A Preferred Shares will be subject to dilution in an unpredictable amount. Such dilution may reduce the purchaser’s economic interests in the Company.

The amount of additional financing needed by Company will depend upon several contingencies not foreseen at the time of this Offering. Each such round of financing (whether from the Company or other investors) is typically intended to provide the Company with enough capital to reach the next major corporate milestone. If the funds are not sufficient, Company may have to raise additional capital at a price unfavorable to the existing investors. The availability of capital is at least partially a function of capital market conditions that are beyond the control of the Company. There can be no assurance that the Company will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from any source. Failure to obtain such financing on favorable terms could dilute or otherwise severely impair the value of the investor’s Company securities.

29.    There is no present public market for these Securities and we have arbitrarily set the price.

The offering price was not established in a competitive market. We have arbitrarily set the price of the Securities with reference to the general status of the securities market and other relevant factors. The Offering price for the Securities should not be considered an indication of the actual value of the Securities and is not based on our net worth or prior earnings. We cannot assure you that the Securities could be resold by you at the Offering price or at any other price.

30.    In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Company’s current business plan. Each prospective Investor is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

31.    THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS OFFERING STATEMENT AND SHOULD CONSULT WITH HIS OR HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

EXHIBIT G

SCHEDULE I

RULE 506(D) BAD ACTOR REPRESENTATIONS

No Purchaser:

(i) Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale, that, at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) At the time of such sale, bars the person from:

(1) Association with an entity regulated by such commission, authority, agency, or officer;

(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(iv) Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (b) or 78 o -4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of such sale:

(A) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B) Places limitations on the activities, functions or operations of such person; or

(C) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v) Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(A) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

SCHEDULE I

(vi) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

SCHEDULE I